UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

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School Specialty, Inc.

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SCHOOL SPECIALTY, INC.

W6316 Design Drive

Greenville, WI 54942

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 27, 2018

To the Stockholders of School Specialty, Inc.:

The 2018 Annual Meeting of Stockholders of School Specialty, Inc. will be held at the auditorium, located at 701 E. 22nd Street, Lombard, IL 60148, on Tuesday, June 12, 2018 at 8:30 a.m. Central Time for the following purposes:

(1)	To elect the five individuals nominated by the Board of Directors of School Specialty, Inc. to serve as directors until the 2019 Annual Meeting of Stockholders;

(2)	To approve an advisory resolution on the compensation of School Specialty, Inc.’s Named Executive Officers;

(3)	To approve an amendment to increase the number of shares available under the 2014 Incentive Plan of School Specialty, Inc.;

(4)	To ratify the appointment of Grant Thornton LLP as School Specialty, Inc.’s independent registered public accounting firm for the fiscal year ending December 29, 2018; and

(5)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 20, 2018 are entitled to receive notice of and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to vote by completing and returning the enclosed proxy card, or by telephone or via the Internet. Your prompt voting by proxy will help ensure a quorum. If you vote by proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures described in the attached Proxy Statement.

By Order of the Board of Directors

Joseph F. Franzoi IV, Secretary

April 27, 2018

SCHOOL SPECIALTY, INC.

W6316 Design Drive

Greenville, Wisconsin 54942

April 27, 2018

Proxy Statement

Unless the context requires otherwise, all references to “School Specialty,” the “Company,” “we,” “us” or “our” refer to School Specialty, Inc. and its subsidiaries. Effective December 26, 2015, we changed our fiscal year end from the last Saturday in April to the last Saturday in December. The December 27, 2015 to December 31, 2016 and the January 1, 2017 to December 30, 2017 years will be referred to as “fiscal 2016” and “fiscal 2017,” respectively, in this proxy statement. The April 26, 2015 to December 26, 2015 transition period will be referred to as “short year 2015” in this proxy statement. Prior to April 26, 2015, our fiscal year ended on the last Saturday in April of each year. In this proxy statement, we refer to these fiscal years by reference to the calendar year in which they ended (e.g., the fiscal year ended April 25, 2015 is referred to as “fiscal 2015”).

Following stockholder approval of the increase in the number of authorized shares of our common stock from 2,000,000 shares to 50,000,000 shares on August 15, 2017, we effected a seven-for-one stock split of School Specialty’s shares, effective August 23, 2017. Subsequently, the number of outstanding shares of School Specialty stock increased from 1,000,000 to 7,000,000. All previously stated values have been restated to adjust for this seven-for-one stock split.

This Proxy Statement is furnished by the Board for the solicitation of proxies from the holders of our common stock, $0.001 par value (the “Common Stock”), in connection with the Annual Meeting of Stockholders to be held at the auditorium, located at 701 E. 22nd Street, Lombard, IL 60148, on Tuesday, June 12, 2018 at 8:30 a.m. Central Time, and at any adjournment or postponement thereof (the “Annual Meeting”). Stockholders may obtain directions to the Annual Meeting by contacting Ms. Amy Coenen, Assistant Secretary, School Specialty, Inc., W6316 Design Drive, Greenville, Wisconsin 54942, telephone: (888) 388-3224.

It is expected that the Notice of Annual Meeting of Stockholders, this Proxy Statement and the enclosed proxy card, together with our Annual Report on Form 10-K for the fiscal year ended December 30, 2017, will first be sent to stockholders on or about April 27, 2018.

Stockholders can ensure that their shares are voted at the Annual Meeting by signing, dating and returning the enclosed proxy card in the envelope provided, by calling the toll-free telephone number listed on the proxy card or by following the instructions on the proxy card for Internet voting. If you submit a signed proxy card or vote by telephone or via the Internet, you may still attend the Annual Meeting and vote in person. Any stockholder giving a proxy may revoke it before it is voted by submitting to School Specialty’s Secretary a written revocation or by submitting another proxy by telephone, Internet or mail that is received later. You will not revoke a proxy merely by attending the Annual Meeting unless you file a written notice of revocation of the proxy with School Specialty’s Secretary at any time prior to voting.

Proxies will be voted as specified by the stockholders. Where specific choices are not indicated, proxies will be voted as follows:

•	FOR the election of the five individuals nominated by the Board to serve as directors;

•	FOR approval of the advisory resolution on the compensation of our Named Executive Officers (as defined in this Proxy Statement);

•	FOR approval of the amendment to increase the number of shares available under the 2014 Incentive Plan of School Specialty, Inc.; and

•	FOR ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm.

The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote on the same in their discretion.

The expense of printing and mailing proxy materials, including expenses involved in forwarding materials to beneficial owners of Common Stock held in the name of another person, will be paid by School Specialty. No solicitation, other than by mail, is currently planned, except that officers or employees of School Specialty may solicit the return of proxies from certain stockholders by telephone or other electronic means.

Only stockholders of record at the close of business on April 20, 2018 (the “Record Date”) are entitled to receive notice of and to vote the shares of Common Stock registered in their name at the Annual Meeting. As of the Record Date, we had 7,000,000 shares of Common Stock outstanding. Each share of Common Stock entitles its holder to cast one vote on each matter to be voted upon at the Annual Meeting.

Under Delaware law and School Specialty’s Bylaws, the presence of a quorum is required to conduct business at the Annual Meeting. A quorum is defined as the presence, either in person or by proxy, of a majority of the then-issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting. The shares represented at the Annual Meeting by proxies that are marked, with respect to the director election or any other proposals, “abstain,” will be counted as shares present for the purpose of determining whether a quorum is present. Broker non-votes occur when shares are held in “street” form through a broker or similar market intermediary rather than in the stockholder’s own name. The broker or other intermediary is authorized to vote the shares on routine matters but may not vote on the election of directors and on non-routine matters without the beneficial stockholder’s express authorization. The vote to approve the advisory resolution on the compensation of our Named Executive Officers and the proposed amendment to increase the number of shares available under the 2014 Incentive Plan of School Specialty, Inc. are not considered routine matters. Therefore, your broker or other intermediary holder of your shares will not be permitted to vote your shares in the election of directors or on such other proposals unless you provide voting instructions. Broker non-votes are counted for purposes of determining the presence of a quorum, but under Delaware law are not counted for purposes of determining the voting power present, and therefore, will not be counted in the vote on proposals 1, 2, 3 and 4.

With respect to the vote required to approve the proposals to be considered at the Annual Meeting, the following rules apply:

•

The directors will be elected by the affirmative vote of a majority of the shares of Common Stock present, either in person or by proxy, at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a negative vote in the election.

•

Approval of the advisory resolution on the compensation of our Named Executive Officers, approval of the proposed amendment to increase the number of shares available under the 2014 Incentive Plan of School Specialty, Inc. and the ratification of the appointment of the independent registered public accounting firm each require the affirmative vote of a majority of the shares of Common Stock present, either in person or by proxy, at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a negative vote on each of these proposals.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be held on June 12, 2018:

This Proxy Statement and the Company’s Fiscal 2017 Form 10-K are available online at

www.proxyvote.com . Please have your control number from your proxy materials available.

(Select “View Materials Online” from the Stockholder Proxy Services menu.)

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information as of the Record Date (unless otherwise specified) regarding the beneficial ownership of shares of Common Stock by each of our directors, the executive officers named in the summary compensation table (the “Named Executive Officers”), all of our directors and executive officers as a group and each person believed by us to be a beneficial owner of more than 5% of the outstanding Common Stock. Except as otherwise indicated, the business address of each of the following is W6316 Design Drive, Greenville, Wisconsin 54942.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Outstanding Shares (8)
Gus D. Halas	0		*
James R. Henderson	0		*
Justin Lu	0		*
Scott P. Scharfman	1,487,887	(1)	21.3%
Andrew E. Schultz	0		*
Joseph M. Yorio	233,506	(7)	3.3%
Ryan M. Bohr	60,375	(7)	*
Edward J. Carr, Jr.	34,125	(7)	*
Todd A. Shaw	28,875	(7)	*
Kevin L. Baehler	31,005	(7)	*
All executive officers and directors as a group (10 persons)	1,875,773	(7)	26.8%

Mill Road Capital II, L.P.(1) Mill Road Capital II GP Scott P. Scharfman Thomas E. Lynch 382 Greenwich Avenue Suite One Greenwich, CT 02210	1,487,887		21.3%

Zazove Associates, LLC (2) Zazove Associates, Inc. Gene T. Pretti 1001 Tahoe Blvd. Incline Village, NV 89451	1,136,415		16.2%

Steel Excel Inc. (3) 1133 Westchester Avenue, Suite N222 White Plains, NY 10604 Steel Partners Holdings L.P. SPH Group LLC SPH Group Holdings LLC Steel Partners Holdings GP Inc. 590 Madison Avenue, 32nd Floor New York, NY 10022	693,154		9.9%

Saybrook Corporate Opportunity Fund II, L.P. (4) SCOF II Side Pocket Fund, L.P. COF II Bonds Acquisition, LLC Jonathan Rosenthal Kenneth Slutsky 11400 Olympic Blvd., Suite 1400 Los Angeles, CA 90064	444,269		6.3%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Outstanding Shares (8)
Virginia Retirement System (5) 1200 East Main Street Richmond, VA 23219	396,032	5.7%

Anson Funds Management LP (6) Anson Management GP LLC Bruce R. Winson 5950 Berkshire Lane, Suite 210 Dallas, Texas 75225 Anson Advisors Inc. Adam Spears Moez Kassam 111 Peter Street, Suite 904 Toronto, ON M5V 2H1	393,215	5.6%

*	Less than 1% of the outstanding Common Stock.

(1)	Based on a Schedule 13D filed with the SEC on November 16, 2017, Mill Road Capital II, L.P. (the “Fund”) had sole voting and sole dispositive power over 1,487,887 shares of Common Stock. The 1,487,887 shares reported are directly held by the Fund. Mill Road Capital II GP (the “GP”) is the sole general partner of the Fund and has sole authority to vote (or direct the vote of), and to dispose (or direct the disposal) of, the 1,487,887 shares on behalf of the Fund. Each of Mr. Scharfman, a director of the Company, and Mr. Lynch is a management committee director of the GP and has shared authority to vote (or direct the vote of), and to dispose (or direct the disposal) of, the 1,487,887 shares on behalf of the GP. Each of the Fund, the GP, Mr. Lynch and Mr. Scharfman disclaims beneficial ownership of such shares except to the extent of its or his pecuniary interest therein.

(2)	Based on Amendment No. 3 to Schedule 13D filed with the SEC on June 12, 2017, the parties beneficially owned and had sole voting and dispositive power over 1,136,415 shares of Common Stock. According to the filing, the shares of Common Stock covered by the report are held in accounts over which Zazove Associates, LLC has discretionary authority. Zazove Associates, Inc. is the managing member of Zazove Associates, LLC, and Mr. Pretti is a control person of Zazove Associates, Inc. and CEO and senior portfolio manager of Zazove Associates, LLC.

(3)	Based on Amendment No. 3 to Schedule 13D filed with the SEC on February 12, 2016, the parties had shared voting and dispositive power over 693,154 shares of Common Stock. SPH Group Holdings LLC (“SPHG Holdings”) owns 51% of the outstanding shares of Common Stock of Steel Excel Inc.; Steel Partners Holdings L.P. (“Steel Holdings”) owns 99% of the membership interests of SPH Group LLC (“SPHG”); SPHG is the sole member of SPHG Holdings and the manager of SPHG Holdings; Steel Partners Holdings GP Inc. (“Steel Holdings GP”) is the general partner of Steel Holdings. Accordingly, each of SPHG Holdings, SPHG, Steel Holdings and Steel Holdings GP may be deemed to beneficially own shares of Common Stock directly owned by Steel Excel Inc.; however, each of SPHG Holdings, SPHG, Steel Holdings and Steel Holdings GP disclaims beneficial ownership of the 693,154 shares except to the extent of their pecuniary interest therein.

(4)	Based on Amendment No. 1 to Schedule 13G filed with the SEC on February 16, 2016, the parties had shared voting and dispositive power over 444,269 shares of Common Stock.

(5)	Based on Amendment No. 2 to Schedule 13G filed with the SEC on February 13, 2018, the party beneficially owned and had sole voting and dispositive power over 396,032 shares of Common Stock.

(6)	Based on Amendment No. 5 to Schedule 13G filed with the SEC on February 14, 2018, the parties had shared voting and dispositive power over 393,215 shares of Common Stock. Anson Funds Management LP,

a Texas limited partnership (“Anson”), and Anson Advisors Inc., an Ontario, Canada corporation (“Anson Advisors”), serve as co-investment advisors to private funds that hold the shares of Common Stock. As the general partner of Anson, Anson Management GP LLC, a Texas limited liability company (“Anson GP”), may direct the vote and disposition of the 393,215 shares of Common Stock held by the funds. As the principal of Anson and Anson GP, Mr. Winson may direct the vote and disposition of the 393,215 shares of Common Stock held by the funds. As directors of Anson Advisors, Mr. Kassam and Mr. Spears may each direct the vote and disposition of the 393,215 shares of Common Stock held by the funds.

(7)	Common Stock that may be acquired within 60 days of the Record Date through the exercise of stock options.

(8)	Based on 7,000,000 shares of Common Stock outstanding as of the Record Date.

PROPOSAL ONE: ELECTION OF DIRECTORS

School Specialty’s Board currently consists of six members. The term of office of each of the directors expires at the 2018 Annual Meeting.

On January 31, 2018, James R. Henderson informed the Board that he would not stand for re-election at the Company’s 2018 Annual Meeting, and that he would continue to serve as a director of the Company until the 2018 Annual Meeting. The Company thanks Mr. Henderson for his service to the Company and wishes him the best in his future endeavors.

The Board proposes that Gus D. Halas, Justin Lu, Scott P. Scharfman, Andrew E. Schultz and Joseph M. Yorio be elected as directors for a new term ending at the 2019 Annual Meeting and until their successors are duly elected and qualified. Messrs. Halas, Lu, Schultz and Yorio are standing for re-election at the 2018 Annual Meeting. On January 16, 2018, Mr. Scharfman was appointed to the Board, and he is standing for election at the 2018 Annual Meeting.

The Board has determined that Messrs. Halas, Lu, Scharfman and Schultz are “independent.” School Specialty is not a listed issuer whose securities are listed on a national securities exchange or on an inter-dealer quotation system which has requirements that a majority of the Board be independent. In making this determination, the Board used the definition of independence under the listing standards of The NASDAQ Stock Market LLC (“NASDAQ”). Mr. Yorio was determined not be independent and is considered an inside director.

Each of the nominees is serving as a director as of the date of this Proxy Statement.

Each of the nominees has indicated a willingness to serve as a director, but if any of the nominees should decline or be unable to act as a director, the persons named in the proxy will vote for the election of another person or persons as the Board recommends.

The Board of Directors unanimously recommends that stockholders vote “for” the election of each of the nominees to serve as directors set forth below.

NOMINEES FOR DIRECTOR

Name and Age of Director

Gus D. Halas Age 67

Mr. Halas is the Company’s Chairman of the Board and has been a director of the Company since July 2015. From 2011 to 2013, Mr. Halas served as the President and Chief Executive Officer of Central Garden & Pet Company. From 2009 to 2015, Mr. Halas served as a senior advisor to White Deer Energy, a private equity firm that targets investments in oil and gas exploration and production, oilfield service and equipment manufacturing and the midstream sectors of the energy business. Mr. Halas is currently a director of Triangle Petroleum Corporation, an independent energy holding company, OptimizeRx Corporation, a technology solutions company targeting the healthcare industry, Madalena Energy Inc., a Canadian-based oil and gas company, and Hooper Holmes, Inc., a U.S.-based company providing risk assessment services for the health insurance industry. Mr. Halas holds a BS in Physics and Economics from Virginia Tech.

Mr. Halas’ expertise in distribution, track record of growing companies and building value, independent insight and industry relationships make him a valuable member of the Board of Directors.

Justin Lu Age 47

Mr. Lu has been a director of the Company since June 2013. Mr. Lu is a principal and assistant high yield portfolio manager at Zazove Associates (“Zazove”), an investment advisory firm focused on convertible securities. Mr. Lu has been employed by Zazove since 2002, investing primarily in high yield convertible portfolios. Prior to joining Zazove, Mr. Lu worked at Merrill Lynch from 1998 to 2001 as an associate in the leveraged finance and technology investment banking groups. Mr. Lu received his B.A. in economics and mathematics from Dartmouth College and his J.D./M.B.A. from Columbia University. Mr. Lu is a CFA charterholder.

Mr. Lu’s experience at sophisticated financial institutions with leveraged finance and other complex transactions make him a valuable member of the Board of Directors.

Scott P. Scharfman Age 55

Mr. Scharfman was appointed as a director of the Company in January 2018. Mr. Scharfman has served as a Managing Director of Mill Road Capital (“Mill Road”), an investment firm, since 2006. Mr. Scharfman has served as the Chairman of the Board of PRT Growing Services, a privately held service and logistics business since 2012, and has served as the Chairman of the Board of RG Barry Corporation, a privately held apparel business, since 2014. Mr. Scharfman has also served on the Board of Rubio’s Restaurants Inc., a privately held restaurant company since 2010, and in 2009 Mr. Scharfman served on the Board of Galaxy Nutritional Foods, Inc., a publicly held packaged food company. Mr. Scharfman was the Chief Financial Officer of Mercata Inc. and was formerly a Managing Director in the equity capital markets groups at Robertson Stephens and Bear Stearns & Co. His early private equity investing experience was with the Blackstone Group. Mr. Scharfman earned his A.B. from Princeton University.

Mr. Scharfman’s experience as a corporate executive and investment banker, track record of growing companies and building value, and his industry relationships make him a valuable member of the Board of Directors.

Andrew E. Schultz Age 63	Mr. Schultz has been a director of the Company since July 2015. Mr. Schultz has been a member of Holding Capital Group, a private equity firm focusing on middle market companies, since 1999. From 1992 to 1999, Mr. Schultz served as Vice President and General Counsel of Greenwich Hospital. Mr. Schultz currently serves on the board of directors and as chairman of Legacy Cabinets, Inc., a leading manufacturer of semi-custom kitchen cabinets. He is also chairman of the board of directors of Physician’s Weekly, LLC, a point-of-care medical news and information source for healthcare professionals supported by pharma, serves on the board of Sierra Hamilton, LLC, provider of drilling-related engineering and consulting services to oil and gas exploration and production, and serves on the board of managers of Mori Lee, LLC, a U.S.-based designer of wedding, prom and special occasion dresses. Previously, Mr. Schultz served on the boards of directors of Western Kentucky Coal Resources, LLC, formed post-restructuring with Murray Energy Corporation and the secured noteholders of Armstrong Energy, Inc., Niagara LaSalle Steel, Inc., an independent manufacturer of cold bar steel, Bankruptcy Management Solutions, Inc., a technology company providing an end-to-end platform for the bankruptcy industry, and Source Interlink Companies, Inc. (now known as TEN: The Enthusiast Network), a magazine publishing and logistics company. He also previously served as chairman of the board of directors of PSI, LLC, a provider of testing and evaluation services. Mr. Schultz holds a B.A. in Economics and Geography from Clark University and a J.D. from Fordham University School of Law.

Mr. Schultz’s expertise in distribution and manufacturing, track record of growing companies and building value, independent insight and industry relationships make him a valuable member of the Board of Directors.

Joseph M. Yorio Age 53

Mr. Yorio joined the Company as its President and Chief Executive Officer and as a member of the Board of Directors in April 2014. Prior to joining the Company, Mr. Yorio served as President and Chief Executive Officer of NYX Global LLC, a business services and consulting company, from January 2011 to April 2014. Concurrently, he also performed the duties and responsibilities of Managing Director for Vertx (a NYX Global client), a developer, manufacturer, marketer and distributor of tactical and outdoor apparel and equipment. Prior to that, Mr. Yorio was President from March 2009 to December 2010 and Chief Executive Officer from June 2009 to December 2010 of Xe Services LLC (now known as Academi), a private aerospace and defense company. In addition, Mr. Yorio previously held a variety of executive, operations and sales positions primarily focused on distribution and logistics. He served as the Vice President, U.S. and North American Air Hub Operations with DHL Express, where he was responsible for sortation, inbound freight and outbound freight from the largest private airport in North America servicing the global markets. Prior to that, he was President of the Central Midwest Division of Corporate Express, where he led a self-sustaining operating division that included six distribution centers. He also served in the U.S. Army as a 75th Ranger Regiment and Special Forces officer and is a medically retired combat veteran. Mr. Yorio holds a B.A. degree in psychology from Saint Vincent College, a Master’s Certificate in executive leadership from Cornell University, S.C. Johnson Graduate School of Management, and an M.B.A in management from Florida Institute of Technology, Nathan M. Bisk College of Business.

Mr. Yorio’s extensive experience in managing complex organizations and his leadership abilities make him a valuable member of the Board of Directors.

CORPORATE GOVERNANCE

The Board of Directors held 11 meetings in fiscal 2017. Directors are expected to attend each regular and special meeting of the Board of Directors. Each director attended at least 75% of the meetings of the Board of Directors and Board committees of which he was a member held during the period for which he had been a director in fiscal 2017. School Specialty does not have a policy regarding Board members’ attendance at the annual meeting of stockholders. Each director then in office attended the annual and special meetings of stockholders in 2017.

The positions of Chairman of the Board and Chief Executive Officer of the Company are currently separate, with Mr. Halas serving as Chairman of the Board and Mr. Yorio serving as President and Chief Executive Officer. The Company believes this leadership structure is appropriate at this time because it allows the Company to benefit fully from the unique leadership abilities and industry experience that each of these individuals possesses.

The Board has established three standing committees: the Governance/Nominating Committee, the Compensation Committee and the Audit Committee.

Governance/Nominating Committee. The Governance/Nominating Committee has adopted, and the Board has approved, a charter for the Governance/Nominating Committee. Under its charter, the Governance/Nominating Committee is responsible for overseeing the director nominations process. In connection with the selection and nomination process, the Governance/Nominating Committee will review the desired experience, skills and other qualities of potential candidates to assure the appropriate Board composition, taking into account the current Board members and the specific needs of School Specialty and the Board. The Governance/Nominating Committee intends to seek individuals who have displayed high ethical standards, integrity, sound business judgment and a willingness to devote adequate time to Board duties. This process is designed to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to School Specialty.

The Governance/Nominating Committee and the Board will consider candidates nominated by stockholders of School Specialty (“Proposing Stockholder”) in accordance with the procedures set forth in School Specialty’s Bylaws. Under the Bylaws, a Proposing Stockholder’s request to nominate a person for director, together with the written consent of that person to serve as a director, must be received by the Secretary of School Specialty at its principal office (i) with respect to an election held at an annual meeting of stockholders, not less than 90 days nor more than 150 days prior to the anniversary date of the annual meeting of stockholders in the immediately preceding year, or (ii) with respect to an election held at a special meeting of stockholders for the election of directors, not later than the close of business on the eighth day following the date on which notice of such meeting is given to stockholders.

To be in proper written form, a Proposing Stockholder’s notice must set forth in writing (a) as to each person whom the Proposing Stockholder proposes to nominate for election or reelection as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of School Specialty which are beneficially owned by such person, and (iv) such other information relating to such person as is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (b) as to the Proposing Stockholder (i) the name and address, as they appear on School Specialty’s books, of the Proposing Stockholder, (ii) the class and number of shares of stock of School Specialty which are beneficially owned by the Proposing Stockholder, and (iii) a representation that the Proposing Stockholder is a holder of record of stock of School Specialty entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. School Specialty may require any proposed nominee to furnish such other information as may reasonably be required by School Specialty to determine the eligibility of such proposed nominee to serve as a director of School Specialty or the Proposing Stockholder to nominate the proposed nominee.

The members of the Governance/Nominating Committee are Messrs. Henderson (Chairman), Lu, Halas and Schultz, each of whom is “independent” as defined under the listing standards of NASDAQ. The Governance/Nominating Committee met twice in fiscal 2017. The charter of the Governance/Nominating Committee is available under the “Investors” tab on our website at www.schoolspecialty.com.

Compensation Committee. Executive officer compensation is overseen by the Compensation Committee of the Board of Directors.

The Compensation Committee has adopted, and the Board has approved, a charter for the Compensation Committee. Under its charter, the Compensation Committee has authority over each aspect of executive officer compensation, including base salaries, incentive compensation, and equity awards. Through the end of fiscal 2017, the Compensation Committee served as the committee of “outside directors” for purposes of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”), and was the Administrator under the 2014 Incentive Plan for any awards granted thereunder to the extent such awards were intended to qualify as “performance-based compensation” under Section 162(m). At the start of fiscal 2018, the Compensation Committee will serve as a committee of “outside directors” with respect to the administration and certification of performance goals for awards subject to the transition rule for performance-based compensation under Section 162(m) (as described further below). The Chief Executive Officer participates in deliberations and decisions relating to executive officer compensation, but does not participate in decisions regarding his own compensation.

Subject to the limitations of the 2014 Incentive Plan as they relate to awards granted thereunder, the Compensation Committee may delegate authority and assign responsibility with respect to such of its functions to a subcommittee of the Committee, as it may deem appropriate from time to time.

During fiscal 2017, the Compensation Committee engaged the services of Lyons, Benenson & Company, Inc. (“LB&Co.”) to provide advice on executive officer compensation. Because the Company is not a listed issuer, the Compensation Committee did not make a determination regarding LB&Co.’s independence under the NASDAQ listing standards. LB&Co. provided one report to the Compensation Committee that included recommendations with respect to the proposed management incentive plan for fiscal 2017.

The Compensation Committee’s decisions with respect to Mr. Yorio’s compensation for fiscal 2017 were ratified by the Board as required by the Compensation Committee’s charter.

The members of the Compensation Committee are Messrs. Lu (Chairman), Halas, Scharfman and Schultz, each of whom is “independent” as defined under the listing standards of NASDAQ, except that Mr. Lu and Mr. Scharfman may not be considered “independent” under the heightened NASDAQ independence standards for committee members because Mr. Lu is employed by Zazove and Mr. Scharfman is employed by Mill Road, respectively. The Compensation Committee held three meetings and took two actions by written consent in fiscal 2017. The charter of the Compensation Committee is available under the “Investors” tab on our website at www.schoolspecialty.com.

Audit Committee. The Audit Committee is a separately designated standing committee of the Board which was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee has adopted, and the Board has approved, a charter for the Audit Committee. Under its charter, the Audit Committee is responsible for oversight of School Specialty’s accounting and financial reporting processes and the audit of School Specialty’s financial statements. In addition, the Audit Committee is responsible for monitoring compliance with the Company’s Code of Ethics as it relates to financial records and use of Company assets and compliance with the Company’s Insider Trading Policy.

The members of the Audit Committee are Messrs. Schultz (Chairman), Halas, Henderson and Lu, each of whom is “independent” as defined under the listing standards of NASDAQ, except that Mr. Lu may not be considered “independent” under the heightened NASDAQ independence standards for committee members because he is employed by Zazove. Mr. Lu has been determined by the Board of Directors to be an “audit committee financial expert” for purposes of the rules promulgated under the Exchange Act. The Audit Committee held four meetings in fiscal 2017. The charter of the Audit Committee is available under the “Investors” tab on our website at www.schoolspecialty.com.

Stockholder Communications. Stockholders wishing to communicate with members of the Board of Directors may direct correspondence to such individuals c/o Ms. Amy Coenen, Assistant Secretary, W6316 Design Drive, Greenville, Wisconsin 54942. The Assistant Secretary will regularly forward such communications to the appropriate Board member(s).

Board Oversight of Risk. Our Board of Directors has overall responsibility for risk oversight with a focus on the most significant risks facing the Company. Throughout the year, the Board reviews risks brought to its attention by management and our independent registered public accounting firm from time to time.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee has ever been an officer or employee of School Specialty or any of our subsidiaries or had any relationships requiring disclosure under Item 404 of Regulation S-K. None of our executive officers has served on the compensation committee or board of directors of any company of which any of our other directors is an executive officer.

RELATED PARTY TRANSACTIONS

The Board of Directors, or the Audit Committee if requested by the Board of Directors, reviews and approves all related party transactions with directors, executive officers, persons that are beneficial owners of more than 5% of the Common Stock (“5% Holders”), members of their family and persons or entities affiliated with any of them. While the Amended and Restated Certificate of Incorporation and Bylaws do not provide specific procedures as to the review of related party transactions, the Board requires management to present to the Board the details of any such transactions. Any such related party transactions would be reviewed and evaluated by the Board members based on the specific facts and circumstances of each transaction.

On January 28, 2013, School Specialty and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The cases (the “Chapter 11 Cases”) were jointly administered as Case No. 13-10125 (KJC) under the caption “In re School Specialty, Inc., et al.” The Second Amended Joint Plan of Reorganization under the Bankruptcy Code entered by the Bankruptcy Court on June 3, 2013 (the “Reorganization Plan”) became effective on June 11, 2013.

Term Loan Credit Agreement

On June 11, 2013, the Company entered into a Term Loan Credit Agreement by and among the Company, Credit Suisse AG, as Administrative Agent and Collateral Agent, and the lenders party thereto (the “Term Loan Credit Agreement”). The Company’s entry into the Term Loan Credit Agreement occurred in connection with the Chapter 11 Cases and was in accordance with the Reorganization Plan.

Under the Term Loan Credit Agreement, the lenders agreed to make a term loan to the Company in the aggregate principal amount of $145 million. Certain 5% Holders and their affiliates were lenders under the Term Loan Credit Agreement. The 5% Holders and their affiliates that were lenders during fiscal 2017 received regularly scheduled payments of interest. In April 2017, the Company voluntarily prepaid the Term Loan Credit Agreement in full. Each of the 5% Holders and their affiliates who were lenders under the Term Loan Credit Agreement at that time are listed below and received a proportional share of this prepayment. The table below summarizes the portion of the voluntary prepayment received by each.

Lender	Prepayment Amount ($)
Zazbond Master LLC	33,433
Zazove High Yield Convertible Securities Fund, L.P.	564,176
Steel Excel Inc.	12,101,229

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires School Specialty’s directors and officers, among others, to file reports with the SEC disclosing their ownership, and changes in their ownership, of stock in School Specialty. Copies of these reports must also be furnished to School Specialty. Based solely on a review of these copies, School Specialty believes that all filing requirements were complied with on a timely basis during fiscal 2017.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis. This CD&A is a discussion and analysis of the various policies, programs and practices developed by the Board of Directors and the Compensation Committee, and is intended to provide insight into the decision making process of the Board and the Compensation Committee for determining the compensation of our Named Executive Officers during fiscal 2017.

The objectives of the Board and the Compensation Committee regarding compensation matters include:

•	Providing a competitive total compensation package that enables us to attract and retain key personnel, but that remains cost-effective;

•	Providing short-term compensation opportunities, through our 2014 Incentive Plan, that are directly linked to objective corporate performance goals; and

•	Providing long-term compensation opportunities through equity awards that align executive compensation with value received by our stockholders.

The Board and the Compensation Committee have designed our executive compensation program to directly link executive compensation to corporate performance and increased stockholder value. Relative to other companies, we believe that our program is relatively simple and conservative. For our most senior executive officers, the program consists primarily of three elements—base salary, an opportunity for an annual cash incentive award and equity incentives. The Compensation Committee has the flexibility to use these elements, along with certain benefits and perquisites, in proportions that will most effectively accomplish its objectives. In the future, the Compensation Committee may decide to realign the total compensation package to place greater emphasis on annual or long-term compensation, depending on the focus of our business and the market cycle.

Since our emergence from bankruptcy in the beginning of fiscal 2014, one of the Board’s primary objectives was to assemble a senior leadership team that could restructure our operations and drive growth and stockholder value. To assemble this team, the Board recruited individuals primarily from outside the company to fill key leadership positions, beginning with Mr. Joseph Yorio, who was hired as the Company’s Chief Executive Officer at the end of fiscal 2014. Led by Mr. Yorio, the Board then recruited Mr. Todd Shaw in July 2014, who was appointed as the Company’s Executive Vice President, Operations in December 2014; Mr. Ryan Bohr, who was appointed as the Company’s Executive Vice President and Chief Financial Officer in October 2014; and Mr. Edward Carr, who was appointed as the Company’s Executive Vice President and Chief Sales Officer in January 2015. In addition, Mr. Kevin Baehler, who had served as the Company’s Interim Chief Financial Officer, was appointed as the Company’s Senior Vice President and Chief Accounting Officer in October 2014. Effective June 8, 2017, Messrs. Bohr, Shaw and Baehler were appointed as Executive Vice President and Chief Operating Officer, Executive Vice President and Chief Supply Chain Officer and Senior Vice President and Chief Financial Officer, respectively. Effective August 7, 2017, Mr. Baehler’s Senior Vice President title changed to Executive Vice President.

During fiscal 2017, the Compensation Committee engaged the services of LB&Co. to provide advice on executive officer compensation. Because the Company is not a listed issuer, the Compensation Committee did not make a determination regarding LB&Co.’s independence under the NASDAQ listing standards. The Compensation Committee considered the report of LB&Co. received in fiscal 2017 in determining bonuses under the management incentive plan (as described below).

In fiscal 2017, the Compensation Committee adopted a management incentive plan under the terms of our 2014 Incentive Plan similar to the plan adopted for fiscal 2016, short year 2015 and fiscal 2015, with the purpose of providing a cash incentive program for the leadership of the Company. The goal of the plan was to gain 100% alignment and engagement from senior leaders around the Chief Executive Officer’s priorities of growing and stabilizing our business, aligning our infrastructure better and lowering our costs and improving our bottom line performance. The Compensation Committee concluded that the achievement of this goal would be best reflected in our Adjusted EBITDA and free cash flow for fiscal 2017. The payout level for each participant, including our Named Executive Officers, required the achievement of Adjusted EBITDA in excess of the established threshold. The Compensation Committee considered the threshold performance level representative of results that were minimally acceptable, but likely to be attained based on our business plans for fiscal 2017. The pre-target Adjusted EBITDA reflected our budget for fiscal 2017, and was intended to be reasonably attainable, taking into account our performance improvement objectives, market conditions, and industry trends. The target Adjusted EBITDA reflected a goal above our budget and was intended to be a reasonable stretch goal. The performance required to achieve the maximum payment was considered a significant, meaningful and realistic challenge to the leadership team. Furthermore, the Compensation Committee believes that additional annual incentive payments exceeding the maximum level have limited to no beneficial effect. As such, payments under the plan were scaled based on the Adjusted EBITDA performance between the threshold and the level at which the maximum bonus opportunity is attained. In addition, payments under the plan were subject to the attainment of minimum free cash flow amounts.

Following the Company’s acquisition of the assets of Triumph Learning, LLC (“Triumph”) in August 2017, the Adjusted EBITDA levels were increased in December 2017 to reflect the anticipated contributions from acquiring Triumph. Further, the Compensation Committee increased Mr. Baehler’s threshold, pre-target, target and maximum payout opportunity percentages in December 2017 to reflect his new title and to match the payout opportunities as a percentage of base salary of the other Named Executive Officers, excluding Mr. Yorio. The Adjusted EBITDA levels and the associated threshold, pre-target, target and maximum payout opportunities for fiscal 2017 were as follows:

	Threshold	Pre-Target	Target (1)	Maximum

Adjusted EBITDA	$52.3 million	$53.5 million	$55.0 million	$60.4 million

Percent of achievement relative to Target	95.1%	97.3%	100%	109.8%

Minimum Free Cash Flow	$19.98 million	$19.98 million	$22.2 million	N/A

Payment (as a percent of base salary for fiscal 2017):

Mr. Yorio	25%	87.5%	125%	250%

Mr. Bohr	15%	52.5%	75%	150%

Mr. Carr	15%	52.5%	75%	150%

Mr. Shaw	15%	52.5%	75%	150%

Mr. Baehler	15%	52.5%	75%	150%

(1)	Any payments made under the 2017 management incentive plan required minimum free cash flow of $19.98 million. Payments above target required minimum free cash flow of $22.2 million.

Our Adjusted EBITDA for fiscal 2017 was $53.1 million1 and free cash flow for fiscal 2017 was $20.1 million2. Based on a straight-line interpolation of the actual Adjusted EBITDA result between threshold and pre-target, a payout of 54.2% of target for fiscal 2017 was therefore achieved. Accordingly, we paid an incentive award to the Named Executive Officers and certain other members of the leadership team for fiscal 2017 at this level. The resulting incentive payouts represented 67.8% of base salary for Mr. Yorio and 40.7% for each of Messrs. Bohr, Carr, Shaw and Baehler.

Our equity awards are granted under our 2014 Incentive Plan. Under this plan, the Compensation Committee has the flexibility to choose among a number of forms of equity-based compensation awards, including stock options, stock appreciation rights, stock awards, performance share units or other incentive awards. The Board used stock options for purposes of the fiscal 2017 awards of equity to our senior executive officers. In fiscal 2016, the Compensation Committee granted RSUs under the 2017 Incentive Plan to members of the Company’s senior management. The Compensation Committee decided to award options in fiscal 2017,

[1]	The reconciliation of Adjusted EBITDA to net income is as follows (in millions):

December 30, 2017
Adjusted Earnings before interest, taxes, depreciation, amortization, bankruptcy-related costs, restructuring and impairment charges (EBITDA) reconciliation:
Net income	$6,779
Benefit from income taxes	(1,409)
Purchase accounting deferred revenue adjustment	786
Restructuring costs	421
Restructuring-related costs incl in SG&A	5,211
Gain on sale of unconsolidated affiliate	—
Change in fair value of interest rate swap	—
Loss on early extinguishment of debt	4,298
Depreciation and amortization expense	14,061
Amortization of development costs	5,559
Net interest expense	15,190
Stock-based compensation	2,234

Adjusted EBITDA	$53,130

[2]	The reconciliation of Free Cash Flow to net cash provided from operating activities is as follows (in thousands):

December 30, 2017
Adjusted EBITDA	$53,130
Capital expenditures	(14,744)
Product development	(3,999)
Unrealized foreign exchange gain	6
Proceeds from sale of unconsolidated affiliate	—
Other	(8,269)
Change in working capital	3,457

Unleveraged free cash flow	$29,581
Cash interest	(10,918)
Taxes	1,409

Leveraged free cash flow	$20,072

and such form of award was the initial award to members of the Company’s senior management. Effective March 13, 2017 (the “Grant Date”), Mr. Yorio was granted an option to purchase 21,000 shares, which will vest 25% on the first, second, third and fourth anniversary of the Grant Date. Effective as of the Grant Date, Messrs. Bohr, Carr, Shaw and Baehler were granted options to purchase 24,500, 17,500, 17,500 and 7,000 shares of Common Stock, respectively, each of which will vest 50% on the second anniversary of the Grant Date and 25% on the third and fourth anniversaries of the Grant Date.

While the Board’s overriding considerations in granting equity awards to executives were to create an incentive for future performance and to create a retention incentive, the Board did take into account our share overhang (that is, the stock options and RSUs outstanding, plus remaining stock options and RSUs that may be granted, as a percentage of our total outstanding shares). In granting stock options, the Board took a consistent approach of using an exercise price of $18.57 per share (which has been higher than the closing price on the date of each grant to the Named Executive Officers). This amount was based on the enterprise value of our Company established pursuant to the Reorganization Plan. The Board believed this price was appropriate to use because the grantees would only realize value to the extent our stockholders, many of whom have been our stockholders since we emerged from bankruptcy, have an opportunity to realize value above this amount. The Board and the Compensation Committee recognize, however, that to date, these options have provided no value to the recipients even though we are required to assign significant value to these grants in our summary compensation table. Consequently, the effectiveness of these options as an incentive for future performance and as a retention incentive may be diminished. The Compensation Committee may take this into consideration in determining compensation elements and amounts in future periods.

We provide certain of our Named Executive Officers with certain perquisites in order to provide a competitive total rewards package that supports retention of key talent. These include commuting and/or relocation expense reimbursement, which for Mr. Yorio is capped at an aggregate amount of $75,000 and for Mr. Bohr is capped at $22,000 per year, plus a tax gross-up on this amount. We believe these perquisites are reasonable based on the relatively small expense in relation to both executive pay and our total benefit expenditures.

We have entered into employment agreements with Messrs. Yorio, Bohr, Carr, Shaw and Baehler. The Board believes that employment agreements were necessary to attract these executives to and retain them at our company and are important to both these executives and to us in that the executive benefits from clarity of the terms of his employment, as well as protection in certain termination events, while we benefit from nondisclosure and non-competition protection, enhancing our ability to retain the services of our executives. Details of the terms of the specific employment agreements are discussed elsewhere in this proxy statement.

Through the end of fiscal 2017, Section 162(m) of the Code generally disallowed a tax deduction to public corporations for compensation over $1,000,000 for any fiscal year paid to a company’s Chief Executive Officer and three most highly compensated executive officers in service as of the end of any fiscal year (other than the Chief Executive Officer and Chief Financial Officer). However, Section 162(m) provided through the end of fiscal 2017 that qualifying performance-based compensation would not be subject to the deduction limit if certain requirements were met. Neither the Board nor the Compensation Committee had a policy requiring aggregate compensation to meet the requirements for deductibility under Section 162(m).

Following the end of fiscal 2017, the U.S. Tax Cuts and Jobs Act of 2017 (the “Tax Act”) repealed the qualifying performance-based compensation exception to the $1,000,000 deduction limitation. The Tax Act provided some transition relief preserving the qualifying performance-based compensation exception for certain qualifying performance-based compensation payable pursuant to a legally binding contract in place on November 2, 2017. Given the uncertain scope of such transition relief under Tax Reform, no assurance can be given that compensation payable to the Named Executive Officers in future years for past grants under the 2014 Incentive Plan will satisfy the requirements for the qualifying performance-based compensation exemption from Section 162(m) as extended through transition relief. Further, the Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.

Under the Tax Act and starting in fiscal 2018, except to the extent preserved by transition relief, Section 162(m) will disallow a tax deduction for compensation payable to each of our Named Executive Officers (including our Chief Financial Officer) in excess of $1,000,000 in any tax year. In addition, for any officer that is a Named Executive Officer of the Company whose compensation was subject to this limitation in fiscal 2017 or any later tax year, that officer’s compensation will remain subject to this annual deductibility limitation for any future tax year regardless of whether he remains a Named Executive Officer.

Summary Compensation Information. The following table sets forth the compensation earned by our Named Executive Officers:

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (9)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (3)	Total Compensation ($)
Joseph M. Yorio	2017	624,923	—	—	213,030	430,890	—	1,268,843
President and Chief	2016	611,538	36,975	1,318,668	—	668,334	—	2,635,515
Executive Officer (4)	SY2015	402,000	—	—	—	804,000	—	1,206,000
	2015	600,000	—	—	1,797,027	—	20,805	2,417,832

Ryan M. Bohr	2017	364,538	—	—	248,535	150,812	14,317	778,202
Executive Vice President and	2016	356,731	14,067	465,060	—	254,258	10,602	1,100,718
Chief Operating Officer (5)	SY2015	234,500	—	—	—	281,400	13,676	529,576
	2015	165,000	—	—	633,305	—	—	798,305

Edward J. Carr, Jr.	2017	338,500	—	—	177,525	140,039	—	656,064
Executive Vice President and	2016	331,250	13,062	262,860	—	236,096	—	843,268
Chief Sales Officer (6)	SY2015	217,750	—	—	—	261,300	—	479,050
	2015	87,500	—	—	354,055	—	—	441,555

Todd A. Shaw	2017	286,423	—	—	177,525	118,495	—	582,443
Executive Vice President and	2016	280,288	11,052	222,420	—	199,774	—	713,534
Chief Supply Chain Ofcr (7)	SY2015	184,250	—	—	—	221,100	—	405,350
	2015	188,942	—	—	304,480	—	—	493,422

Kevin L. Baehler	2017	260,385	—	—	71,010	107,723	—	439,118
Executive Vice President and	2016	254,808	8,038	—	—	145,290	—	408,136
Chief Financial Officer (8)	SY2015	167,500	—	—	—	167,500	—	335,000
	2015	290,385	50,500	—	277,266	—	—	618,152

(1)	Base salary amounts reflect (a) fifty-two weeks of salary for fiscal 2017, (b) fifty-three weeks of salary for fiscal 2016; (c) thirty-five weeks of salary for short-year 2015; and (d) fifty-two weeks of salary for fiscal 2015 for the Named Executive Officers who were employed by the Company during that entire fiscal year.

(2)	These amounts reflect the grant date fair value of the option awards granted during fiscal 2015 and fiscal 2017, computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions made in valuing the option awards are included under the caption “Share-Based Compensation Expense” in Note 13 of the Notes to Consolidated Financial Statements in the Company’s Fiscal 2017 Form 10-K.

(3)	Consists of relocation benefits for Mr. Yorio and commuting expense reimbursement for Mr. Bohr.

(4)	Mr. Yorio was appointed President and Chief Executive Officer effective April 23, 2014.

(5)	Mr. Bohr joined the Company in October 2014 and was appointed as its Executive Vice President and Chief Operating Officer effective as of June 8, 2017, prior to which he served as the Company’s Executive Vice President and Chief Financial Officer.

(6)	Mr. Carr joined the Company as its Executive Vice President and Chief Sales Officer effective as of January 19, 2015.

(7)	Mr. Shaw joined the Company in July 2014 and was appointed Executive Vice President and Chief Supply Chain Officer effective June 8, 2017, prior to which he served as the Company’s Executive Vice President, Operations.

(8)	Mr. Baehler has served as the Company’s Executive Vice President since August 7, 2017 and Chief Financial Officer since June 8, 2017, prior to which he served as the Company’s Senior Vice President and Chief Accounting Officer and Interim Chief Financial Officer.

(9)	These amounts reflect the grant date fair value of the RSU awards granted during fiscal 2016, computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

Agreements with Named Executive Officers

The Company is party to employment related agreements with each of Messrs. Yorio, Bohr, Carr, Shaw and Baehler. Material terms of these arrangements are described below.

Yorio Agreement. The Company entered into an amended and restated employment agreement with Mr. Yorio on March 23, 2016, which provides that Mr. Yorio will serve as President and Chief Executive Officer of the Company until December 29, 2018, which period shall be automatically extended on December 29, 2018 and the last day of each fiscal year thereafter until the end of the next succeeding fiscal year unless either party gives timely notice of non-extension. The terms of Mr. Yorio’s employment under the employment agreement include:

•

An annual base salary of $600,000, which is subject to review annually and may be increased at any time and from time to time by the Board or the compensation committee of the Board. During fiscal 2017, Mr. Yorio’s annual base salary was increased to $636,000.

•

Eligibility for participation in the Company’s annual incentive bonus plans offered by the Company to its senior executives from time to time. Mr. Yorio’s annual target cash bonus opportunity is equal to a minimum of 115% of his base salary, and is subject to annual review by the Board or compensation committee. For fiscal 2017, this amount was set at 125%.

•	Rights and obligations of the Company and Mr. Yorio upon a voluntary or involuntary termination of Mr. Yorio’s employment, as specified in the employment agreement.

•	Obligations of Mr. Yorio to comply with confidentiality, non-competition and non-solicitation restrictions during the term of his employment and for a specified period of time thereafter.

Bohr Agreement. The Company entered into an employment agreement with Mr. Bohr on October 27, 2014, which provides that Mr. Bohr will serve as Executive Vice President and Chief Financial Officer of the Company. Effective June 8, 2017, Mr. Bohr was appointed as Executive Vice President and Chief Operating Officer. His compensation did not change in connection with the foregoing. The terms of Mr. Bohr’s employment under the employment agreement include:

•	An annual base salary of $330,000. During fiscal 2017, Mr. Bohr’s annual base salary was increased to $371,000.

•

Eligibility for participation in the Company’s annual incentive bonus plans offered by the Company to its senior executives from time to time. Mr. Bohr’s annual target cash bonus opportunity is equal to a minimum of 60% of his base salary, and is subject to annual review by the Board or compensation committee. For fiscal 2017, this amount was set at 75%.

•	Rights and obligations of the Company and Mr. Bohr upon a voluntary or involuntary termination of Mr. Bohr’s employment, as specified in the employment agreement.

•	Obligations of Mr. Bohr to comply with confidentiality, non-competition and non-solicitation restrictions during the term of his employment and for a specified period of time thereafter.

Carr Agreement. The Company entered into an employment agreement with Mr. Carr on January 19, 2015, which provides that Mr. Carr will serve as Executive Vice President and Chief Sales Officer of the Company. The terms of Mr. Carr’s employment under the employment agreement include:

•	An annual base salary of $325,000. During fiscal 2017, Mr. Carr’s annual base salary was increased to $344,500.

•

Eligibility for participation in the Company’s annual incentive bonus plans offered by the Company to its senior executives from time to time. Mr. Carr’s annual target cash bonus opportunity is equal to a minimum of 60% of his base salary, prorated for partial years of service, and is subject to annual review by the Board or compensation committee. For fiscal 2017, this amount was set at 75%.

•	Rights and obligations of the Company and Mr. Carr upon a voluntary or involuntary termination of Mr. Carr’s employment, as specified in the employment agreement.

•	Obligations of Mr. Carr to comply with confidentiality, non-competition and non-solicitation restrictions during the term of his employment and for a specified period of time thereafter.

Shaw Agreement. The Company entered into an employment agreement with Mr. Shaw on October 12, 2016, which provides that Mr. Shaw will continue to serve as the Company’s Executive Vice President, Operations. Effective June 8, 2017, Mr. Shaw was appointed as Executive Vice President and Chief Supply Chain Officer. His compensation did not change in connection with the foregoing. The terms of Mr. Shaw’s employment under the employment agreement include:

•	An annual base salary of $275,000. During fiscal 2017, Mr. Shaw’s annual base salary was increased to $291,500.

•

Eligibility for participation in the Company’s annual incentive bonus plans offered by the Company to its senior executives from time to time, with an annual target cash bonus opportunity equal to 75% of his base salary, prorated for partial years of service, and subject to annual review by the Board or compensation committee. For fiscal 2017, this amount was set at 75%.

•	Rights and obligations of the Company and Mr. Shaw upon a voluntary or involuntary termination of his employment, as specified in the employment agreement.

•	Obligations of Mr. Shaw to comply with confidentiality, non-competition and non-solicitation restrictions during the term of his employment and for a specified period of time thereafter.

Baehler Agreement. The Company entered into an employment agreement with Mr. Baehler on October 12, 2016, which provides that Mr. Baehler will continue to serve as the Company’s Senior Vice President and Chief Accounting Officer. Effective June 8, 2017, Mr. Baehler was appointed as Senior Vice President and Chief Financial Officer. Effective August 7, 2017, Mr. Baehler’s Senior Vice President title changed to Executive Vice President. His compensation did not change in connection with the foregoing. The terms of Mr. Baehler’s employment under the employment agreement include:

•	An annual base salary of $250,000. During fiscal 2017, Mr. Baehler’s salary was increased to $265,000.

•

Eligibility for participation in the Company’s annual incentive bonus plans offered by the Company to its senior executives from time to time, with an annual target cash bonus opportunity equal to 50% of his base salary, prorated for partial years of service, and subject to annual review by the Board or compensation committee. For fiscal 2017, this amount was set at 75%.

•	Rights and obligations of the Company and Mr. Baehler upon a voluntary or involuntary termination of his employment, as specified in the employment agreement.

•	Obligations of Mr. Baehler to comply with confidentiality, non-competition and non-solicitation restrictions during the term of his employment and for a specified period of time thereafter.

Annual Incentive Compensation

The Board of Directors approved a management incentive plan under the terms of our 2014 Incentive Plan for fiscal 2017 (the “2017 Plan”), which provided an annual cash incentive to participants based on Adjusted EBITDA for fiscal 2017. Each of the Company’s executive officers was a participant in the 2017 Plan. Potential payouts under the 2017 Plan were equal to a percentage of each participant’s base salary based on achievement of threshold, target and maximum Adjusted EBITDA and minimum free cash flow outcomes established by the Board of Directors.

Our Adjusted EBITDA for fiscal 2017 was $53.1 million and our free cash flow was $20.1 million for fiscal 2017. Based on a straight-line interpolation of the actual Adjusted EBITDA result between threshold and target, a payout of 54.2% of target was therefore achieved. Accordingly, we paid an incentive award to the Named Executive Officers and certain other members of the leadership team for fiscal 2017 at this level. The resulting incentive payments represented 67.8% of base salary for Mr. Yorio and 40.7% of base salary for each of Messrs. Bohr, Carr, Shaw and Baehler.

Outstanding Equity Awards

Outstanding Equity Awards. The following table provides information regarding options and RSUs held at fiscal year-end by the Named Executive Officers:

Outstanding Equity Awards at December 30, 2017

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (9)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Joseph M. Yorio	171,192	57,064	(1)	18.57	4/24/2024	114,128	1,900,231
	—	21,000	(2)	18.57	3/13/2027	—	—
Ryan M. Bohr	60,375	20,125	(3)	18.57	10/27/2024	40,250	670,163
	—	24,500	(4)	18.57	3/13/2027	—	—
Edward J. Carr, Jr.	22,750	22,750	(5)	18.57	1/19/2025	22,750	378,788
	—	17,500	(4)	18.57	3/13/2027	—	—
Todd A. Shaw	21,000	7,000	(6)	18.57	12/18/2024	19,250	320,513
	7,875	2,625	(7)	18.57	9/25/2024	—	—
	—	17,500	(4)	18.57	3/13/2027	—	—
Kevin L. Baehler	14,266	4,753	(8)	18.57	5/22/2024	—	—
	11,984	3,997	(7)	18.57	9/25/2024	—	—
	—	7,000	(4)	18.57	3/13/2027	—	—

(1)	This option vests in four equal installments on April 24, 2015, April 24, 2016, April 24, 2017 and April 24, 2018.

(2)	This option vests in four equal installments on March 13, 2018, March 13, 2019, March 13, 2020 and March 13, 2021.

(3)	This option vests as to one-half of the shares subject to the option on October 27, 2016 and as to one-fourth of the shares subject to the option on each of October 27, 2017 and October 27, 2018.

(4)	This option vests as to one-half of the shares subject to the option on March 13, 2019 and as to one-fourth of the shares subject to the option on each of March 13, 2020 and March 13, 2021.

(5)	This option vests as to one-half of the shares subject to the option on January 19, 2017 and as to one-fourth of the shares subject to the option on each of January 19, 2018 and January 19, 2019.

(6)	This option vests as to one-half of the shares subject to the option on December 18, 2016 and as to one-fourth of the shares subject to the option on each of December 18, 2017 and December 18, 2018.

(7)	This option vests as to one-half of the shares subject to the option on September 25, 2016 and as to one-fourth of the shares subject to the option on each of September 25, 2017 and September 25, 2018.

(8)	This option vests as to one-half of the shares subject to the option on May 22, 2016 and as to one-fourth of the shares subject to the option on each of May 22, 2017 and May 22, 2018.

(9)	Awards of restricted stock units (“RSUs”) that will vest on the third anniversary of the date of grant based on the 15-day volume weighted average price of the Company’s common stock (“15 Day VWAP”) on the vesting date. The percentage of RSUs that will vest on the vesting date is as follows: 0% of total RSUs at a 15-day VWAP of less than $15.43; 20% of total RSUs at a 15-Day VWAP of at least $15.43 but less than $16.86; 40% of total RSUs at a 15-day VWAP of at least $16.86 but less than $18.29; 60% of total RSUs at a 15-day VWAP of at least $18.29 but less than $19.71; 80% of total RSUs at a 15-day VWAP of at least $19.71 but less than $21.14; and 100% of total RSUs at a 15-day VWAP of at least $21.14. Any RSUs that vest will be settled in shares of common stock on a 1-for-1 basis.

Option Exercises. There were no options to acquire Common Stock exercised during fiscal 2017 by the Named Executive Officers.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Potential Payments upon Termination without Cause or for Good Reason or Non-Renewal by the Company

Under the employment agreements in effect for Messrs. Yorio, Bohr, Carr, Shaw and Baehler, upon termination of his employment without cause or for good reason (as defined in his employment agreement), or, in the case or Mr. Yorio, due to non-renewal of his employment agreement by the Company, the executive shall have the right to receive (i) payment of any unpaid base salary, (ii) payment of any accrued but unpaid time-off, consistent with the Company’s policy related to carryovers of unused time, (iii) payment of all vested benefits under any benefit plans in accordance with the terms of such plans, (iv) reimbursement of expenses (we refer to (i)-(iv) as the “Accrued Obligations”), and (v) severance payments consisting of 12 months of base salary continuation (contingent upon the execution and delivery of a release of all employment-related claims, and expiration of the statutory rescission period for such release), a pro-rated annual incentive bonus payment for the fiscal year in which termination occurs based on actual performance-based bonus attainments for such fiscal year in a lump sum, and to the extent it does not result in a tax or penalty on the Company, reimbursement for that portion of the premiums paid by the executive to obtain COBRA continuation health coverage. Had the employment of Mr. Yorio, Mr. Bohr, Mr. Carr, Mr. Shaw or Mr. Baehler been terminated without cause or for good reason on the last business day of fiscal 2017, they would have been entitled to a severance payment of $1,066,890, $521,812, $484,539, $409,995 and $372,723, respectively, paid in accordance with the schedule above, in addition to the Accrued Obligations.

Potential Payments upon Termination for Cause

Upon termination for cause, each of the executives is entitled to receive the Accrued Obligations.

Potential Payments upon Retirement, Death or Disability

Under the employment agreement in effect for Messrs. Yorio, Bohr, Carr, Shaw and Baehler, upon termination of his employment by death or disability (as defined in his employment agreement), the executive shall have the right to receive the Accrued Obligations, and provided that the executive or a representative of his estate executes and delivers an irrevocable release of all employment-related claims against the Company, a pro-rated annual incentive bonus payment for the fiscal year in which termination occurs based on actual performance-based bonus attainments for such fiscal year in a lump sum. The executives are not eligible for any additional benefits upon retirement. Had the executive’s employment been terminated for any of these reasons on the last business day of fiscal 2017, they would have been entitled to a payment of $430,890, $150,812, $140,039, $118,495 and $107,723, respectively, in addition to the Accrued Obligations.

Potential Payments upon Termination by the Executive, Expiration or Non-Renewal by the Executive

Under the employment agreement in effect for Messrs. Yorio, Bohr, Carr, Shaw and Baehler, upon termination of his employment by him or, in the case or Mr. Yorio, due to non-renewal of his employment agreement by him, he shall have the right to receive the Accrued Obligations.

Potential Payments upon a Change in Control

Our employment agreements with Messrs. Yorio, Bohr, Carr, Shaw and Baehler do not provide for any rights upon a change in control. Pursuant to our stock option agreements in effect for Messrs. Yorio, Bohr, Carr, Shaw and Baehler, any unvested portion of their stock options will vest upon a change in control. Pursuant to our restricted stock unit agreements in effect for Messrs. Yorio, Bohr, Carr and Shaw, in the event of a change of control prior to the vesting date, a percentage of the RSUs will vest in accordance with the previously described vesting schedule, except that the change of control price will be substituted for the 15 Day VWAP to determine the number of RSUs that shall vest upon such change of control. Had a change of control occurred on the last business day of fiscal 2017 at the closing price of our common stock on that date, the Named Executive Officers would not have realized any value for their options and would have realized the following value for their RSUs: Mr. Yorio–$380,046; Mr. Bohr–$134,033; Mr. Carr–$75,758; and Mr. Shaw–$64,109.

NON-EMPLOYEE DIRECTOR COMPENSATION

In fiscal 2017, non-employee directors received the following compensation:

Name	Fees Earned or Paid in Cash ($) (1)	Total ($)
James R. Henderson	170,122	170,122
Gus D. Halas	162,378	162,378
Justin Lu (2)	147,500	147,500
Andrew E. Schultz	150,000	150,000

(1)	For fiscal 2017, each non-employee member of the board of directors received an annual cash retainer equal to $135,000. The Chairman of the Board of Directors, the Chairman of the Audit Committee, the Chairman of the Compensation Committee and the Chairman of the Governance/Nominating Committee received an additional annual cash retainer equal to $50,000, $15,000, $12,500 and $12,500, respectively. Each of these retainers will continue to be paid in four equal quarterly installments.

(2)	In accordance with his employer’s policy, the retainer payable to Mr. Lu was paid directly to his employer.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the management of the Company and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Fiscal 2017 Form 10-K.

The Compensation Committee:

Justin Lu, Chairman

Gus D. Halas

Scott P. Scharfman

Andrew E. Schultz

CEO PAY RATIO

As a result of the recently adopted rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the SEC requires disclosure regarding the relationship of the annual total compensation of the Company’s employees and the annual total compensation of Mr. Yorio as the Company’s Chief Executive Officer. The CEO Pay Ratio included in this information is a reasonable estimate calculated in accordance with Item 402(u) of Regulation S-K.

For fiscal 2017, the median of the annual total compensation of the Company’s employees (other than Mr. Yorio) was $42,800. The annual total compensation of Mr. Yorio, as reflected in the Summary Compensation Table, was $1,268,843. This yields a CEO Pay Ratio of 30:1.

We identified our median employee based on the base salary plus both incentive compensation earned in 2017 and overtime actually paid during fiscal year 2017 to all members of our workforce (including full-time, part-time and seasonal employees), other than our CEO, who were employed on December 30, 2017.

In determining the employee population from which we identified the median employee, we excluded the approximately 46 employees who were employed by Premier School Agendas, Ltd., a wholly-owned Canadian subsidiary of School Specialty, Inc.

For purposes of determining the base salary plus overtime actually paid, we included the amount of base salary the employee received during the year, and the amount of overtime the employee received during the year. We included adjustments for annualizing the pay for any permanent full-time employees who were employed by us for only part of the year. Once we identified our median employee, we then determined that employee’s annual total compensation, including any perquisites and other benefits, in the same manner that we determine the annual total compensation of our named executive officers for purposes of the Summary Compensation Table disclosed above.

PROPOSAL TWO: ADVISORY RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, which was enacted in July 2010, and the applicable SEC rules require the Company to provide its stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules.

Section 14A of the Exchange Act requires that, at least once every six years, the company submit for an advisory stockholder vote a proposal on the frequency of the stockholder vote on executive compensation. A proposal on the frequency of the stockholder vote on executive compensation was last submitted to stockholders at the 2017 Annual Meeting of Stockholders, at which time stockholders expressed a non-binding preference for an annual frequency. Subsequently, the Board of Directors of the Company determined to hold an advisory vote on executive compensation annually.

The vote on this resolution is not intended to address any specific element of compensation. Rather, the vote relates to the compensation of our Named Executive Officers as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, meaning that the results are not binding on the Company or the Board of Directors. However, the Board will take into account the outcome of the vote when considering future executive compensation arrangements.

Accordingly, the Company asks that stockholders approve the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to School Specialty’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved.”

The Board of Directors unanimously recommends a vote FOR approval of the compensation of our Named Executive Officers, as disclosed in this Proxy Statement.

PROPOSAL THREE: APPROVAL OF THE AMENDMENT TO INCREASE THE NUMBER OF SHARES AVAILABLE UNDER THE 2014 INCENTIVE PLAN OF SCHOOL SPECIALTY, INC.

The Board is recommending that the number of shares available for grant under our 2014 Incentive Plan (the “Plan”) be increased to ensure the Company has sufficient shares available for its long-term incentive programs. Specifically, the Board is seeking stockholder approval of an amendment to increase the maximum number of shares authorized for issuance under the Plan by 700,000 shares.

On April 9, 2018, the Board approved this amendment, subject to stockholder approval. If stockholder approval is received, the Plan will be amended and restated to incorporate the amendment. The amendment will not be implemented unless stockholder approval is received.

In adopting the proposed amendment and requesting stockholder approval, the Board and Compensation Committee considered the Company’s historical grant practices and current and future dilution levels. The Compensation Committee’s compensation consultant hired for fiscal 2018 assisted in the assessment. The Board recommends this proposal because it is designed to attract, retain and motivate its directors, employees or consultants, and to further align the interests of such persons with those of the stockholders of the Company by providing for or increasing the proprietary interest of such persons in the Company.

At the same time the Board adopted the proposed amendment, it also amended the Plan to make certain administrative changes for which it is not seeking stockholder approval. The Plan was also updated to reflect updated share limits for certain awards that were adjusted as a result of the Company’s seven-for-one stock split, which was effective August 15, 2017. The complete text of the Plan reflecting these administrative changes, as well as the amendment to increase the number of shares for which stockholder approval is being requested, is attached as Appendix A to this proxy statement. The following description is a summary of the material features of the Plan and the proposed amendment.

Plan Background

The Plan was adopted by the Board of Directors and approved by the Company’s stockholders in 2014.

Administration

The Plan is administered by the Board of Directors or a committee thereof (the “Administrator”). The Administrator, in its discretion, may designate the Secretary of the Company or other Company employees to assist the Administrator in the administration of agreements or other documents evidencing awards made under the Plan or other documents entered into under the Plan on behalf of the Administrator or the Company.

Eligibility and Awards Available under the Plan

Eligible persons include any person who is a director, employee or consultant of the Company as determined, in its discretion and for purposes only of the Plan, by the Administrator. Such eligible persons shall be eligible to receive the following awards under the Plan: nonqualified stock options (“NSOs”), incentive stock options (“ISOs”), restricted stock, restricted stock units (“RSUs”), stock appreciation rights (“SARs”) and incentive bonuses. The Administrator is responsible for determining what type or types of awards are to be made to each participant. The terms, conditions and limitations applicable to each award, including vesting requirements, will be set forth in the related award agreement.

Shares Reserved under the Plan

The Plan currently provides that the aggregate number of shares of Common Stock that may be issued under the Plan pursuant to the exercise of options, including ISOs and NSOs, the payment of incentive bonuses, the grant of restricted stock, and pursuant to the settlement of RSUs, is 1,050,000 shares of Common Stock, subject to adjustments required under the Plan. If the proposed amendment is approved, the maximum number of shares available for issuance, subject to adjustment in the event of certain corporate transactions, would be increased by 700,000 shares to 1,750,000 shares of Common Stock.

Options

Under the Plan, an option to purchase shares of Common Stock is specified as either an ISO or an NSO. ISOs, which are designed to meet the requirements of Section 422 of the Code, receive special federal income tax treatment if all the applicable Code requirements are satisfied. NSOs are options that do not meet the special rules for ISOs. The aggregate fair market value of the Common Stock with respect to which ISOs are exercisable for the first time by any participant during any calendar year under the Plan will not exceed $100,000 or any lower limit set by the Code from time to time.

The exercise price of each option granted under the Plan will be determined by the Administrator and will be equal to or greater than 100% of the “fair market value” of the Common Stock on the date the option is granted. The term “fair market value” means (a) the average of the closing bid and asked prices of the Common Stock on the OTCQB Marketplace as reported in any commonly accepted electronic medium or other authoritative source on the indicated date, or (b) if no sales of Common Stock were made in said marketplace on that date, “fair market value” means the average of the closing bid and asked prices of Common Stock as reported for the most recent preceding day on which sales of Common Stock were made on said marketplace; provided, however, if the aggregate trading volume of shares of Common Stock on the OTCQB Marketplace or such other exchange or inter-dealer quotation system during the five trading days preceding the indicated date is less than one percent of the total number of shares outstanding on that date, “fair market value” means such other fair market value as the Administrator may determine in conformity with pertinent law and regulations of the U.S. Treasury Department.

An option may be exercised in the amounts, and at the times, specified in the related option agreement. Except as described below or as otherwise determined by the Administrator, no option granted to a participant may be exercised unless that participant is then rendering services to School Specialty on the date of exercise, has been continuously so rendering services to School Specialty since the date of grant, and has satisfied the necessary performance requirements, if applicable. Except as otherwise permitted by the Administrator, an option may be exercised by a participant through delivery of payment of the full exercise price to the Company and execution of all necessary and appropriate documentation provided under the option agreement. No option may be exercised after the expiration of 10 years after the date of grant. Every option which has not been exercised within 10 years of its date of grant will lapse upon the expiration of the 10-year period, unless it has lapsed at an earlier date as determined by the Administrator. The Administrator may delay the issue or delivery of shares under the Plan until certain registration issues, if any, relating to the shares have been resolved.

Except as otherwise provided by the Administrator at the time of grant, the vesting and exercise of an option following the termination of employment or service shall be as follows under the circumstances described below.

•

Any participant who ceases to be an employee, director or consultant of the Company due to disability, as that term is defined under the Plan, will become fully vested in all options granted to the participant and will have one year from the date of such cessation to exercise any options.

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In the event of the death of a participant who is still an employee, director or consultant of the Company, any option granted to such person will be exercisable for one year after the participant’s death by (i) the deceased participant’s designated beneficiary, or (ii) if the deceased participant dies without a surviving designated beneficiary, by the personal representative, Administrator, or other representative of the estate of the deceased participant, or (iii) by the person or persons to whom the deceased participant’s rights under the option shall pass by will or laws of descent and distribution. Unvested options held by the participant at the time of death do not become vested as a result of the participant’s death.

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If a participant ceases to be an employee, director or consultant for any other reason except termination for cause, then any option granted to such participant shall be exercisable for three months after such cessation, provided that the participant has the present right to exercise such option.

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If a participant ceases to be an employee, director or consultant because of termination for cause, to the extent an option is not effectively exercised prior to such cessation, it will lapse immediately upon cessation.

Restricted Stock and Restricted Stock Units

Restricted stock is an award of Common Stock. An RSU is a bookkeeping entry granting a participant the right to a share of Common Stock or cash in the future. Restricted stock may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered for the period determined by the Administrator. The Administrator will determine the conditions under which the restricted stock or RSUs will vest, including the satisfaction of performance criteria or the continuation of employment or services for the Company.

Except as determined otherwise by the Administrator at the time of grant, if a participant ceases to be an employee, director or consultant of the Company for any reason, all restricted stock and unvested RSUs held by such participant shall be forfeited to the Company. Generally, participants have the right to vote their restricted stock and the right to receive all dividends paid on it, but the Administrator may limit these rights in its discretion. A participant holding RSUs will have no rights as a stockholder with respect to the shares of Common Stock distributable with respect to those RSUs until such shares are so distributed.

Each participant who holds RSUs will be entitled to receive from the Company one share of Common Stock for each RSU as of the vesting date, unless, as determined by the Administrator at the time of grant, the Company is entitled to settle its obligation to deliver shares at vesting by instead making a cash payment substantially equal to the fair market value of the shares as of the vesting date. Except as otherwise provided by the Administrator, a participant who holds RSUs will not be entitled to receive any dividends, dividend equivalents, or other distributions paid with respect to the shares.

Stock Appreciation Rights

SARs, or stock appreciation rights, are the right to receive, upon exercise, the difference between the fair market value of a share of Common Stock on the date of exercise, and the grant value of each SAR. The grant value of each SAR will be in all cases equal to or greater than the fair market value of the Common Stock on the date of grant, as set forth in the applicable award agreement. An SAR agreement will provide for the amount and times a participant may exercise an SAR, which will be exercisable by a participant giving written notice of exercise to the Secretary of the Company. An SAR will entitle the participant to receive from the Company the difference between the fair market value on the date of exercise and the grant value, multiplied by the number of SARs exercised (which we refer to as the “spread”), which will be paid in cash. No SAR may be exercised after the expiration of 10 years after the date of grant.

Except as otherwise provided by the Administrator at the time of grant, the vesting and exercise of an SAR following a termination of employment or service shall be as follows under the circumstances described below.

•

Any participant who ceases to be an employee, director or consultant of the Company due to disability, as that term is defined under the Plan, will become fully vested in all SARs held by the participant and have one year from the date of such cessation to exercise any SARs.

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In the event of the death of a participant who is still an employee, director or consultant of the Company, any SAR granted to such person will be exercisable for one year after the participant’s death by (i) the deceased participant’s designated beneficiary, or (ii) if the deceased participant dies without a surviving designated beneficiary, by the personal representative, Administrator, or other representative of the estate of the deceased participant, or (iii) by the person or persons to whom the deceased participant’s rights under the SAR shall pass by will or laws of descent and distribution. Unvested SARs held by the participant at the time of death do not become vested as a result of the death.

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If a participant ceases to be an employee, director or consultant for any other reason except termination for cause, then any SAR granted to such participant shall be exercisable for three months after such cessation, provided that the participant has the present right to exercise such SAR.

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If a participant ceases to be an employee, director or consultant because of termination for cause, to the extent an SAR is not effectively exercised prior to such cessation, it will lapse immediately upon cessation.

Incentive Bonuses

Each award of an incentive bonus will confer upon the participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of one year or greater. The terms of any grant of an incentive bonus shall be confirmed by the execution of an incentive bonus agreement, which will contain provisions regarding: (a) the target and maximum amount payable to the participant as an incentive bonus; (b) the performance criteria and level of achievement versus these criteria that will determine the amount of such payment; (c) the term of the performance period as to which performance will be measured for determining the amount of any payment; (d) the timing of any payment earned by virtue of performance; (e) restrictions on the alienation or transfer of the incentive bonus prior to actual payment; (f) forfeiture provisions; and (g) such further terms and conditions, not inconsistent with the Plan, as the Administrator may determine. The Administrator will establish performance criteria and level of achievement versus these criteria that will determine the target and maximum amount payable under an award of an incentive bonus, which criteria may be based on financial performance, personal performance evaluations, or both.

Qualifying Performance Criteria

Qualifying performance criteria will be any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in the award: cash flow; earnings per share; EBITDA (earnings before interest, taxes, depreciation and amortization); Adjusted EBITDA (operating profit adjusted to exclude non-cash expenses of depreciation, amortization, pension expense, stock compensation expense and management incentive plan provisions); return on equity; total stockholder return; return on capital; return on assets or net assets; revenue or sales; income or net income; operating income or net operating income; operating profit or net operating profit; operating margin; return on operating revenue; market share; share price; and average working capital as a percentage of sales. The Administrator may specify any reasonable definition of the above criteria at the time it sets the goals for an award.

Adjustments

In the event of certain changes in the capital structure of the Company, the Administrator is required to make appropriate adjustments to outstanding awards. Any adjustment, waiver, conversion or other action taken by the Administrator will be conclusive and binding on all participants and all other persons.

Corporate Transactions or Changes of Control

Merger, Consolidation or Reorganization. In the event of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation or such similar transaction involving the Company in which the Common Stock ceases to be publicly traded and subject to the approval of the Board of Directors, or the Board of Directors of any corporation assuming the obligations of the Company, the Administrator may take action regarding outstanding and unexercised awards pursuant to either of the following: (1) the Administrator may make an appropriate provision to protect a stock-based award by substitution on an equitable basis of appropriate shares of the surviving or related corporation, provided that, for options or SARs, the excess of the aggregate fair market value of the shares subject to such award immediately before such substitution over the exercise price of the grant value thereof, if any, is not more than the excess of the aggregate fair market value of the substituted shares made subject to such award immediately after such substitution over the exercise price thereof; or (2) the Administrator may cancel such award. In the event an option or SAR is canceled, the Company or the corporation assuming the obligations of the Company, will pay the participant an amount of cash equal to the excess of the value, as determined by the Administrator, of property received by the holder of a share as a result of such event over the exercise price of such option or grant value of such SAR, multiplied by the number of shares subject to such option or the number of SARs. In the event any other award is canceled, the Company, or the corporation assuming the obligations of the Company, will pay the participant an amount in cash or stock, based upon the value, as determined by the Administrator, of the property received by the holder of a share as a result of such event. Except as otherwise provided by the Administrator, determination of any payment for an award that is subject to qualifying performance criteria shall be based upon achievement at the target level of performance.

Effect of Change in Control upon Certain Awards. Except as otherwise determined by the Administrator, or except where a participant’s entitlement to an award is subject to qualifying performance criteria, upon a participant’s involuntary termination of employment without cause or voluntary termination of employment for good reason within 12 months following a change in control, as that term is defined in the Plan, all awards will become fully vested, and for options and SARs, immediately exercisable. In the case of an award under which a participant’s entitlement to such award is subject to achievement of qualifying performance criteria, except as otherwise determined by the Administrator, upon the occurrence of a change in control, the participant shall be deemed to have satisfied such criteria at the target level of performance and such award shall continue to vest based upon the time-based service vesting criteria, if any to which the award is subject.

Transferability

Unless the agreement or other document expressly states an award is transferable, no award granted under the Plan, nor any interest in such award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred for value in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution or pursuant to a “domestic relations order,” as defined in the Code.

Termination and Amendment

Unless the Plan is terminated earlier, no award will be granted after the 10-year anniversary of the effective date of the Plan. The Board of Directors may terminate the Plan or make such modifications or amendments to the Plan as it deems advisable, including, but not limited to, such modifications or amendments as it deems advisable in order to conform with any law or regulation applicable to the Plan; provided, however, that the Board of Directors may not, without further approval of a majority of the shares of Common Stock voted at any meeting of stockholders at which a quorum is present and voting, adopt any amendment to the Plan for which stockholder approval is required under tax, securities or any other applicable law or the listing standards of such exchange or interdealer quotation system on which shares are listed. Except as otherwise provided in the Plan, the Administrator may amend an outstanding award or individual award agreement; provided, however, that the participant’s consent to such action will be required unless the Administrator determines that the action, taking into account any related action, (i) would not materially and adversely affect the participant, or (ii) where applicable, is required in order for the participant to avoid becoming subject to penalties and/or interest under Section 409A of the Code. The Administrator may also modify or amend the terms of any award granted under the Plan for the purpose of complying with, or taking advantage of, income or other tax or legal requirements or practices of foreign countries which are applicable to participants. The Administrator may not reduce the exercise price of any outstanding Option or SAR, whether through amendment, cancellation and replacement grants, or any other means without stockholder approval, except as specifically authorized under the Plan.

Forfeiture

The Company shall have the right to require any participant to forfeit and return to the Company any award made to the participant pursuant to the Plan (or amounts realized thereon) consistent with any recoupment policy maintained by the Company under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any Securities and Exchange Commission rule.

Federal Income Tax Consequences

Incentive Bonuses. The Company shall be entitled to pay and withhold from any amounts payable by the Company to a participant the amount of any tax which it believes is required as a result of the payment of an incentive bonus.

Options and SARs. The Company shall be entitled to pay and withhold from any amounts payable by the Company to a participant the amount of any tax which it believes is required as a result of the grant, vesting or exercise of any option or SAR. The Company may defer making delivery with respect to shares of Common Stock obtained pursuant to exercise of any option until arrangements satisfactory to it have been made with respect to any such withholding obligations. Except as otherwise provided by the Administrator, a participant exercising an option may, at his or her election, satisfy his or her obligation for payment of required withholding taxes by having the Company retain a number of shares of Common Stock having an aggregate value (based on the fair market value per share on the business day immediately preceding the date the option is exercised) equal to the amount of the required withholding tax.

Restricted Stock. The Company shall be entitled to pay and withhold from any amounts payable by the Company to a participant the amount of any tax which it believes is required as a result of the issuance of or lapse of restrictions on restricted stock, and the Company may defer the delivery of any shares or share certificates until arrangements satisfactory to the Administrator shall have been made with respect to any such withholding obligations. Except as otherwise provided by the Administrator, a participant may, at his or her election, satisfy his or her obligation for payment of required withholding taxes with respect to restricted stock by delivering to the Company a number of shares which were restricted stock upon the lapse of restrictions, or shares already owned, having an aggregate value (based on the fair market value per share on the business day immediately preceding the date the shares are withheld) equal to the amount of the required withholding tax.

Restricted Stock Units. The Company shall be entitled to pay and withhold from any amounts payable by the Company to a participant the amount of any tax which it believes is required as a result of the grant or vesting of any RSUs or the distribution of any shares or cash payments with respect to RSUs, and the Company may defer making delivery of shares with respect to RSUs until arrangements satisfactory to the Administrator have been made with respect to any such withholding obligations. Except as otherwise provided by the Administrator, a participant who holds RSUs may, at his or her election, satisfy his or her obligation to pay the required withholding taxes by having the Company withhold from the number of shares distributable, if any, a number of shares having an aggregate value (based on the fair market value per share on the business day immediately preceding the date the shares are withheld) equal to the amount of the required withholding tax.

NEW PLAN BENEFITS

2014 INCENTIVE PLAN

The awards that may be granted under the Plan in future periods are not yet determinable. Therefore, it is not possible to determine with certainty the dollar value or number of shares of Common Stock that will be issued under the Plan as a result of this proposal.

Following the date of this proxy statement but prior to the date of the 2018 Annual Meeting, the Board of Directors intends to adopt a management incentive plan under the terms of the Plan with similar award opportunities to the plan adopted for fiscal 2017, with the purpose of providing a cash incentive program for the leadership of the Company. During the same period, the Compensation Committee intends to grant equity awards to members of the Company’s senior management pursuant to the Plan. The size and terms of these amounts have not been determined as of the date of this proxy statement.

The following table sets forth the awards granted under the Plan in fiscal 2017 to (i) each of our named executive officers, (ii) all executive officers as a group, (iii) all non-employee directors as a group and (iv) all employees other than executive officers as a group.

Name and Position	Number of Shares Subject to Options	Number of RSUs	Non-Equity Incentive Plan Compensation
Joseph M. Yorio	21,000	—	$430,890
President and Chief Executive Officer, Director
Ryan M. Bohr	24,500	—	$150,812
Executive Vice President and Chief Operating Officer
Edward J. Carr, Jr.	17,500	—	$140,039
Executive Vice President and Chief Sales Officer
Todd A. Shaw	17,500	—	$118,495
Executive Vice President and Chief Supply Chain Officer
Kevin L. Baehler	7,000	—	$107,723
Executive Vice President and Chief Financial Officer
Executive Group	87,500	—	$947,959
Non-Executive Director Group	—	—	—
Non-Executive Officer Employee Group	143,500	—	$1,363,837

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of December 30, 2017 regarding shares of our Common Stock outstanding and available for issuance under our Plan. Under the Plan, we may grant stock options and other awards from time to time to directors, employees, and consultants of the Company and its subsidiaries.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders (1)	914,634(2)	$18.57	135,366
Equity compensation plans not approved by security holders	—	—	—

(1)	Subject to adjustments required under the Plan, the aggregate number of shares of Common Stock that may be issued under the Plan pursuant to the exercise of options, including ISOs and NSOs, the payment of incentive bonuses, the grant of restricted stock, and pursuant to the settlement of RSUs, is 1,050,000 shares of Common Stock. No individual will be eligible to receive during any calendar year (a) options for more than an aggregate of 350,000 shares or (b) more than 175,000 shares of restricted stock and RSUs in the aggregate that are subject to vesting based on qualifying performance criteria. Additionally, School Specialty will issue no more than 1,050,000 shares subject to ISOs under the Plan.

(2)	Amount consists of 718,256 options outstanding and 196,378 RSUs outstanding. The weighted-average exercise price in column (b) does not take the awards of RSUs into account. Awards of RSUs will vest in accordance with footnote 9 to the Outstanding Equity Awards at Fiscal Year End table.

The Board of Directors unanimously recommends a vote FOR approval of the amendment to increase the number of shares available under the 2014 Incentive Plan of School Specialty, Inc.

PROPOSAL FOUR: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Subject to ratification by the stockholders at the Annual Meeting, the Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”), an independent registered public accounting firm, to audit the consolidated financial statements of School Specialty for the fiscal year ending December 29, 2018. Representatives of Grant Thornton will be present at the Annual Meeting to make any statement they may desire and to respond to appropriate questions from stockholders. If stockholders do not ratify the appointment of Grant Thornton, the selection of our independent registered public accounting firm will be reconsidered by the Audit Committee.

On August 11, 2017 (the “Dismissal Date”), the Company dismissed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm. The Audit Committee recommended and approved the dismissal of Deloitte. The reports of Deloitte on the consolidated financial statements of the Company for fiscal 2016, short year 2015 and fiscal 2015 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During fiscal 2016, short year 2015 and fiscal 2015, and through the Dismissal Date, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference thereto in its reports on the financial statements of the Company for such years. During fiscal 2016, short year 2015 and fiscal 2015, and through the Dismissal Date, there were no “reportable events” as defined under Item 304(a)(1)(v) of Regulation S-K, except with respect to the disclosure of a material weakness in internal control over financial reporting.

As disclosed in the Annual Report on Form 10-K for fiscal 2015, the Company reported a material weakness over financial reporting that was related to the design of controls over non-routine accounting, which did not establish sufficient segregation of duties between analyzing non-routine accounting matters and performing sufficient detailed reviews of the analysis and accounting conclusions. To remediate the material weakness, the Company enhanced its controls over review of non-routine accounting matters, including providing for additional levels of review and enhancing the documentation of conclusions reached for any non-routine transactions. Based on the foregoing, Company’s management concluded that the previously identified material weakness was remediated in the Company’s short year 2015. Deloitte’s audit of the Company’s internal control over financial reporting concluded that the Company maintained, in all material respects, effective internal control over financial reporting as of the short year ended December 26, 2015.

Also, on August 11, 2017, the Audit Committee recommended and approved the selection of Grant Thornton, effective immediately, as the Company’s new independent registered public accounting firm. The change was subject to the completion of Grant Thornton’s client acceptance procedures and execution of an engagement letter, which were completed on September 1, 2017. During fiscal 2016, short year 2015 and fiscal 2015, and through August 11, 2017, neither the Company, nor anyone on its behalf, consulted Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company and neither a written report nor oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

The Board of Directors unanimously recommends a vote FOR ratification of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 29, 2018.

AUDIT COMMITTEE REPORT

In accordance with its written charter, the Audit Committee oversees all accounting and financial reporting processes and the audit of our financial statements. The Audit Committee assists the Board of Directors in fulfilling its responsibility to our stockholders, the investment community and governmental agencies relating to the quality and integrity of our financial statements and the qualifications, independence and performance of our independent registered public accounting firm. During fiscal 2017, the Audit Committee met three times and took one action by written consent.

Independent Registered Public Accounting Firm Independence and Fiscal 2017 Audit. In discharging its duties, the Audit Committee obtained from Grant Thornton, our independent registered public accounting firm for the fiscal 2017 audit, a formal written statement describing all relationships between Deloitte and us that might bear on Grant Thornton’s independence in accordance with the applicable requirements of the Public Company Accounting Oversight Board. In addition, the Audit Committee discussed with Grant Thornton any relationships that may impact Grant Thornton’s objectivity and independence and satisfied itself as to Grant Thornton’s independence. The Audit Committee also independently discussed with management and Grant Thornton the quality and adequacy of School Specialty’s internal controls, and reviewed with Grant Thornton its audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with Grant Thornton all communications required by generally accepted auditing standards, including those described in PCAOB AS 1301, “Communications with Audit Committees,” and, with and without management present, discussed and reviewed the results of Grant Thornton’s fiscal 2017 audit of the financial statements.

Fiscal 2017 Financial Statements. The Audit Committee separately reviewed and discussed our audited financial statements and management’s discussion and analysis of financial condition and results operations (“MD&A”) as of December 30, 2017 and for the fiscal year ended December 30, 2017 with management and Grant Thornton. Management has the responsibility for the preparation of our financial statements and the independent registered public accounting firm has the responsibility for the examination of those statements.

Based on the above-mentioned review, and discussions with management and Grant Thornton, the Audit Committee recommended that the Board approve the inclusion of our audited financial statements and MD&A in our Fiscal 2017 Form 10-K for filing with the SEC.

Fees Paid to Grant Thornton and Deloitte. The following tables present fees for audit services rendered by Grant Thornton and Deloitte for the audit of the Company’s annual consolidated financial statements for fiscal 2016 and fiscal 2017, as applicable, and fees billed by Grant Thornton and Deloitte for other services rendered during the applicable periods:

Type of Fees – Deloitte	Fiscal 2016
Audit Fees	$831,000
Audit-Related Fees	38,000
Tax Fees	82,686
All Other Fees	—

Total	$951,686

Type of Fees – Grant Thornton	Fiscal 2017
Audit Fees	$720,875
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—

Total	$720,875

In the above tables, “audit fees” are fees the Company paid Grant Thornton and Deloitte, as applicable, for professional services for the audit of the Company’s consolidated financial statements included in its annual report on Form 10-K and the review of financial statements included in its quarterly reports on Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. “Audit-related fees” are fees billed by Grant Thornton and Deloitte, as applicable, for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. Audit-related services for fiscal 2016 included services primarily related to the Company’s registration statement on Form S-1. “Tax fees” are fees for tax compliance, tax advice and tax planning. Tax-related services for fiscal 2017 and fiscal 2016 included tax return preparation and consulting.

The Audit Committee pre-approves all audit and non-audit work, including tax compliance and tax consulting, performed by Grant Thornton and Deloitte, as applicable.

In performing all of the functions described above, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for the Company’s financial statements and reports and internal control over financial reporting, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to accounting principles generally accepted in the United States.

The Audit Committee:

Andrew E. Schultz, Chairman

James R. Henderson

Gus D. Halas

Justin Lu

OTHER MATTERS

Although management is not aware of any other matters that may come before the Annual Meeting, if any such matters should be presented, the persons named in the enclosed proxy card intend to vote in accordance with their best judgment.

SUBMISSION OF STOCKHOLDER PROPOSALS

In accordance with our Bylaws, nominations, other than by or at the direction of the Board of Directors, of candidates for election as directors at the 2019 Annual Meeting of Stockholders must be submitted to us no earlier than January 13, 2019 and no later than March 14, 2019. Any other stockholder proposed business to be brought before the 2019 Annual Meeting of Stockholders must be submitted to us no later than March 14, 2019. Stockholder proposed nominations and other stockholder proposed business must be made in accordance with our Amended and Restated By-Laws which provide, among other things, that stockholder proposed nominations must be accompanied by certain information concerning the nominee and the stockholder submitting the nomination, and that stockholder proposed business must be accompanied by certain information concerning the proposal and the stockholder submitting the proposal. To be considered for inclusion in the proxy statement solicited by the Board of Directors, stockholder proposals for consideration at the 2019 Annual Meeting of Stockholders of School Specialty must be received by us at our principal executive offices, W6316 Design Drive, Greenville, Wisconsin, 54942 on or before December 28, 2018. Proposals should be directed to Ms. Amy Coenen, Assistant Secretary. To avoid disputes as to the date of receipt, it is suggested that any stockholder proposal be submitted by certified mail, return receipt requested.

Stockholders may obtain a free copy of our Fiscal 2017 Form 10-K for the fiscal year ended December 30, 2017 by sending a request in writing to Ms. Amy Coenen, Assistant Secretary, School Specialty, Inc., W6316 Design Drive, Greenville, Wisconsin, 54942.

By Order of the Board of Directors,

Joseph F. Franzoi IV, Secretary

Appendix A

2014 INCENTIVE PLAN

OF SCHOOL SPECIALTY, INC.

(AMENDED EFFECTIVE ~~APRIL 24, 2014~~ APRIL 9, 2018)

(Initially approved by the Board of Directors on April 24, 2014 and amended on May 22, 2014, ~~and~~ initially approved by the stockholders at the 2014 Annual Meeting on September 4, 2014, and amended by the Board of Directors on April 9, 2018, subject to stockholders’ approval at the 2018 Annual Meeting)

1. PURPOSE OF THE PLAN

The purpose of this 2014 Incentive Plan of School Specialty, Inc. (this “Plan”) is to enable School Specialty, Inc., a Delaware corporation (the “Company”), to attract, retain and motivate its Directors, Employees and Consultants, and to further align the interests of such persons with those of the stockholders of the Company by providing for or increasing the proprietary interest of such persons in the Company.

2. PERSONS ELIGIBLE UNDER PLAN

Any person who is a Director, Employee or Consultant of the Company as determined, in its discretion and for purposes only of this Plan, by the Administrator (an “Eligible Person”), shall be eligible to be considered for the grant of Awards hereunder. A “Participant” is any current or former Eligible Person to whom an Award has been made and any person (including any estate) to whom an Award has been assigned or transferred pursuant to Section 15 of the Plan.

3. DEFINITIONS

Unless the context otherwise requires, the following terms shall have the meanings set forth below:

(a)	“Administrator” means the Board of Directors or committee thereof as will be administering the Plan, in accordance with Section 6 of the Plan.

(b)	“Award” shall mean an Incentive Bonus, Option, Restricted Stock, Restricted Stock Unit, or SAR granted under the Plan.

(c)	“Board of Directors” shall mean the entire board of directors of the Company.

(d)	“Cause” means a (i) conviction of a felony or misdemeanor involving moral turpitude, or (ii) willful gross neglect or willful gross misconduct in carrying out the individual’s duties, resulting in material economic harm to the Company or any Successor.

(e)	“Change in Control” shall mean the first to occur of the following:

(1) the merger or consolidation of the Company with or into another corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 66 2/3% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation;

(2) the acquisition, directly or indirectly, by another entity, person or group, of 66 2/3% or more of the Company’s then outstanding voting stock;

(3) the liquidation or dissolution of the Company;

(4) during any period of 12 consecutive months, individuals who at the beginning of such 12-month period constituted the Board of Directors (together with any new Directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the Directors then still in office who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office, provided, however, that a Change in Control will not be deemed to have occurred in respect of a merger in which (x) the Company is the surviving corporation, (y) no person or group acquires, directly or indirectly, 66 2/3% or more of the Company’s outstanding voting stock and (z) the Shares outstanding prior to the merger remain outstanding thereafter; and provided further, that a merger or consolidation will not be considered a Change in Control if such transaction results only in the reincorporation of the Company in another jurisdiction or its restructuring into holding company form;

(5) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any entity, person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this Section 3(e)(5), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (a) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (b) an entity, person or group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (c) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by an entity, person or group described in this Section 3(e)(5). For purposes of this Section 3(e)(5), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(f)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(g)	“Company” has the meaning set forth in Section 1 of the Plan.

(h)	“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(i)	“Director” means a member of the Board of Directors of the Company.

(j)	“Disability” shall mean (i) a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) a Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer.

(k)	“Eligible Person” has the meaning set forth in Section 2 of the Plan.

(l)	“Employee” shall mean an individual who is an employee of the Company or a Subsidiary.

(m)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n)	“Good Reason” shall mean (i) a material diminution in a Participant’s authority or duties, (ii) a material reduction in a Participant’s base salary (excluding, however, any reduction made in connection with, and proportionate to, a Company-wide reduction), or (iii) a material change in a Participant’s location of employment (excluding any required relocation within a 50-mile radius of such location of employment); provided, however, that the Participant has given notice of the existence of the good reason condition within 60 days of its occurrence, and the Company has been given at least 30 days to remedy the condition and has failed to do so.

(o)	“Grant Value” of a SAR means the dollar value assigned to the SAR by the Administrator on the date the SAR is granted under the Plan.

(p)	“Incentive Bonus” means a bonus opportunity awarded under Section 10 of the Plan pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the Incentive Bonus Agreement.

(q)	“Incentive Bonus Agreement” shall mean the agreement whereby the Company’s grant of an Incentive Bonus to a Participant is confirmed.

(r)	“Incentive Stock Option” shall mean an option to purchase Shares which complies with the provisions of Section 422 of the Code.

(s)	“Fair Market Value” shall mean (a) the average of the closing bid and asked prices of the common stock on the OTCQB Marketplace (or if the common stock is not then traded on the OTCQB Marketplace, the average of the closing bid and asked prices on such other exchange or inter-dealer quotation system on which the common stock is listed) as reported in any commonly-accepted electronic medium or other authoritative source on the indicated date or (b) if no sales of common stock were made on said marketplace (or other exchange or inter-dealer quotation system) on that date, Fair Market Value shall mean the average of the closing bid and asked prices of common stock as reported for the most recent preceding day on which sales of common stock were made on said marketplace (or other exchange or inter-dealer quotation system); provided, however, that if the aggregate trading volume of Shares on the OTCQB Marketplace or such other exchange or inter-dealer quotation system during the five trading days preceding the indicated date is less than one percent of the total number of Shares outstanding on that date, “Fair Market Value” shall mean such other fair market value as the Administrator may determine in conformity with pertinent law and regulations of the Treasury Department.

(t)	“OTCQB Marketplace” means the OTCQB Marketplace or such other marketplace, stock exchange or quotation system on which Shares are listed or quoted.

(u)	“Nonqualified Stock Option” shall mean an option to purchase Shares which does not comply with the provisions of Section 422 of the Code or which is designated as such pursuant to Section 7 of the Plan.

(v)	“Option” shall mean an Incentive Stock Option or Nonqualified Stock Option granted under the Plan.

(w)	“Option Agreement” shall mean the agreement whereby the Company’s grant of an Option to a Participant is confirmed.

(x)	“Participant” has the meaning set forth in Section 2 of the Plan.

(y)	“Plan” has the meaning set forth in Section 1 of the Plan.

(z)

“Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in the Award: (a) cash flow, (b) earnings per share, (c) EBITDA (earnings before interest, taxes, depreciation and amortization), (d) Adjusted EBITDA (operating profit adjusted to exclude non-cash expenses of depreciation, amortization, pension expense, stock compensation expense and management incentive cash compensation plan provisions), (e) return on equity, (f) total stockholder return, (g) return on capital, (h) return on assets or net assets, (i) revenue or sales, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin, (n) return on operating revenue, (o) market share, (p) share price, and (q) average working capital as a percentage of sales. The Administrator may specify any reasonable definition of the Qualifying Performance Criteria it uses at the time the goals for such Qualifying Performance Criteria goals are set. The Administrator shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in the audited financial statements of the Company for the applicable year.

(aa)	“Restricted Period” has the meaning set forth in Section 8(b) of the Plan.

(bb)	“Restricted Stock” shall mean Shares granted to a Participant by the Administrator which are subject to restrictions imposed under Section 8 of the Plan.

(cc)	“Restricted Stock Agreement” shall mean the agreement whereby the Company’s grant of shares of Restricted Stock to a Participant is confirmed.

(dd)	“Restricted Stock Unit” shall mean ~~shall mean~~ a right to receive one Share from the Company in accordance with, and subject to, Section 8 of the Plan.

(ee)	“Restricted Stock Unit Agreement” shall mean the agreement whereby the Company’s grant of Restricted Stock Units to a Participant is confirmed.

(ff)	“SAR” shall mean a stock appreciation right with respect to one Share granted under Section 9 of the Plan.

(gg)	“SAR Agreement” shall mean the agreement whereby the Company’s grant of SARs to a Participant is confirmed.

(hh)	“Service Provider” means an Employee, Director or Consultant.

(ii)	“Share” or “Shares” shall mean the $0.001 par value of common stock of the Company.

(jj)	“Subsidiary” shall mean any subsidiary entity of the Company, including without limitation, a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

(kk)	“Successor” means any acquiror of all or substantially all of the stock, assets or business of the Company.

(ll)	“Valuation Date” has the meaning set forth in Section 9(e) of the Plan.

Words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine.

4. ELIGIBILITY AND AWARDS AVAILABLE UNDER THE PLAN

(a)	Eligible Persons shall be eligible to receive Incentive Bonuses, Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, and SARs under the Plan. In determining the Eligible Persons to whom Awards shall be granted and the number of Shares to be covered by each Award, the Administrator may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company, and other such factors as the Administrator in its discretion shall deem relevant.

(b)	The Administrator shall have sole authority in its discretion, but always subject to the express provisions of the Plan and applicable law, to determine the Eligible Persons to whom Awards are granted under the Plan and the terms and provisions of each such Award, and to make all other determinations and interpretations deemed necessary or advisable for the administration of the Plan. The Administrator’s determination of the foregoing matters shall be conclusive and binding on the Company, all Participants and all other persons.

(c)	A Participant may be granted additional Awards under the Plan if the Administrator shall so determine subject to the limitations contained in Section 5.

5. SHARES RESERVED UNDER PLAN

(a)

The aggregate number of Shares which may be issued under the Plan pursuant to the exercise of Options, the payment of Incentive Bonuses, the grant of Restricted Stock, and pursuant to the settlement of Restricted

Stock Units shall not exceed ~~150,000~~ 1,750,000 Shares, which may be treasury Shares or authorized but unissued Shares, or a combination of the two, subject to adjustment as provided in Section 12 hereof. For purposes of determining the maximum number of Shares available for issuance under the Plan, (1) any Shares which have been issued as Restricted Stock which are forfeited to the Company shall be treated, following such forfeiture, as Shares which have not been issued; (2) upon the exercise of an Option granted under the Plan, the full number of Options exercised at such time shall be treated as Shares issued under the Plan, notwithstanding that a lesser amount of Shares or cash representing Shares may have been actually issued or paid upon such exercise; and (3) upon the exercise of a SAR granted under the Plan, the full number of SARs exercised at such time shall not be treated as Shares issued under the Plan. For the sake of clarity, Shares withheld to satisfy taxes and Shares used to exercise an Option, either directly or by attestation, shall be treated as issued hereunder, and if an Option is exercised by using the net exercise method in accordance with Section 7(f), the gross number of Shares for which the Option is exercised shall be treated as issued for purposes of counting the Shares available for issuance under this Plan, not just the net Shares issued to the Participant after reduction for the exercise price and any required withholding tax. Further, for the avoidance of doubt, any Shares purchased by the Company using proceeds from Option exercises shall not be included in the number of Shares available under this Plan.

(b)	No individual Participant shall be eligible to receive grants of Options for more than an aggregate of ~~50,000~~ 350,000 Shares during any calendar year (subject to adjustment as provided in Section 12 hereof).

(c)	The aggregate number of shares of Restricted Stock that are subject to vesting based on Qualifying Performance Criteria, plus the number of Restricted Stock Units that are subject to vesting based on Qualifying Performance Criteria granted to any one Participant during any calendar year shall be limited to ~~25,000~~ 175,000 (subject to adjustment as provided in Section 12 hereof.)

(d)	In no event shall the number of Shares issued pursuant to the exercise of Incentive Stock Options exceed ~~150,000~~ 1,050,000 Shares (subject to adjustment as provided in Section 12 hereof).

6. ADMINISTRATION OF THE PLAN

(a)	Different committees with respect to different groups of Service Providers may administer the Plan.

(b)	To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(c)	To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(d)	Other than as provided above, the Plan will be administered by (A) the Board of Directors or (B) a committee of the Board of Directors, which committee will be constituted to satisfy applicable laws.

(e)	The Administrator may designate the Secretary of the Company or other Company employees to assist the Administrator in the administration of this Plan, and may grant authority to such persons to execute agreements or other documents evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Administrator or the Company.

7. OPTIONS

Options granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a)

Types of Options. An Option to purchase Shares granted pursuant to this Plan shall be specified to be either an Incentive Stock Option or a Nonqualified Stock Option. Any grant of an Option shall be confirmed by the execution of an Option Agreement. An Option Agreement may include both an Incentive Stock Option and a Nonqualified Stock Option, provided each Option is clearly identified as either an Incentive Stock Option or a Nonqualified Stock Option.

(b)	Maximum Annual Grant of Incentive Stock Options to Any Participant. The aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted in accordance with applicable law) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year under this Plan (and under all other plans of the Company or any Subsidiary) shall not exceed $100,000 or any lower limit set forth in the Code from time to time.

(c)	Option Exercise Price. The per share purchase price of the Shares under each Option granted pursuant to this Plan shall be determined by the Administrator but shall in all cases be equal to or greater than the Fair Market Value per Share on the date of grant of such Option.

(d)	Exercise. An Option Agreement may provide for exercise of an Option in such amounts and at such times as shall be specified therein; provided, however, except as provided in Section 7(g), below, or as otherwise determined by the Administrator, no Option granted to a Service Provider may be exercised unless that person is then rendering services to the Company or a Subsidiary and shall have been continuously so rendering services since its date of grant. Except as otherwise permitted by the Administrator, an Option shall be exercisable by a Participant giving written notice of exercise to the Secretary of the Company accompanied by payment of the required exercise price.

(e)	Vesting. Options granted under this Plan shall be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator. The Administrator shall have the right to make the ability to exercise any Option granted under this Plan subject to such performance requirements as deemed appropriate by the Administrator.

(f)	Payment of Exercise Price. The exercise price shall be payable in whole or in part in cash, Shares held by the Participant, other property, or such other consideration consistent with the Plan’s purpose and applicable law as may be determined by the Administrator from time to time. Unless otherwise determined by the Administrator, such price shall be paid in full at the time that an Option is exercised. If the Participant elects to pay all or a part of the exercise price in Shares, such Participant may make such payment by delivering to the Company a number of Shares already owned by the Participant, either directly or by attestation, which are equal in value to the purchase or exercise price. All Shares so delivered shall be valued at the Fair Market Value as of the business day immediately preceding the date on which such Shares are delivered. The Administrator may, in its discretion, permit a Participant to exercise an Option under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan. The Administrator may, in its discretion, permit a Participant to exercise an Option on a “net exercise” basis. In such case, the Company will deliver that number of Shares to the Participant which equals the number of Shares for which the Option was exercised, reduced by the number of whole Shares (which the Company shall retain) with a value on the date of exercise (based on the Fair Market Value as of the business day immediately preceding the date of exercise) equal to the exercise price and the required withholding tax at the time of exercise. To the extent the combined value of the whole Shares (valued at the Fair Market Value as of the business day immediately preceding the date of exercise) is not sufficient to equal the exercise price and required withholding tax, the Participant must pay such difference in cash to the Company before delivery of the Shares will be made to the Participant.

(g)	Termination of Relationship as a Service Provider. Except as determined otherwise by the Administrator at the time of grant:

(1) Any Participant who ceases to be a Service Provider due to Disability shall have one year from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject to such Option; provided, however, that no Option shall be exercisable subsequent to ten years after its date of grant, and provided further that on the date the Participant ceases to be a Service Provider, he or she then has a present right to exercise such Option;

(2) In the event of the death of a Participant while a Service Provider, any Option, as to all or any part of the Shares subject to such Option, granted to such Service Provider shall be exercisable:

(A) for one year after the Participant’s death, but in no event subsequent to ten years from its date of grant;

(B) only (i) by the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), or, (ii) if the deceased Participant dies without a surviving designated beneficiary, by the personal representative, Administrator, or other representative of the estate of the deceased Participant, or (iii) by the person or persons to whom the deceased Participant’s rights under the Option shall pass by will or the laws of descent and distribution; and

(C) only to the extent that the deceased Participant would have been entitled to exercise such Option on the date of the Participant’s death.

(3) A Participant who holds an Option who has designated a beneficiary for purposes of Section 7(g)(2)(B)(i), above, may change such designation at any time, by giving written notice to the Administrator, subject to such conditions and requirements as the Administrator may prescribe in accordance with applicable law.

(4) If a Participant ceases to be a Service Provider for any other reason except termination of employment for Cause, then any Option, as to all or any part of the Shares subject to such Option, granted to such Participant shall be exercisable for three months after such cessation; provided, however, that no Option shall be exercisable subsequent to ten years after its date of grant, and provided further that on the date the Participant ceases to be a Service Provider, he or she then has a present right to exercise such Option.

(5) If a person ceases to be a Service Provider because of a termination of employment for Cause, to the extent an Option is not effectively exercised prior to such cessation, it shall lapse immediately upon such cessation.

(h)	Term of Options. In no event shall an Option be exercisable after the ten-year anniversary of the grant of such Option. Every Option that has not been exercised within ten years of its date of grant shall lapse upon the expiration of said ten-year period unless it shall have lapsed at an earlier time.

(i)	Nature of Options. No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Options granted hereunder, or any right to exercise any of the rights or privileges of a stockholder (including, but not limited to, voting rights or entitlement to dividends) with respect to any Options until Shares are issued in connection with any exercise.

8. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

Restricted Stock or Restricted Stock Units granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a)	Grants. The terms of any grant of Restricted Stock or Restricted Stock Units shall be confirmed by the execution of a Restricted Stock Agreement or a Restricted Stock Unit Agreement.

(b)	Restrictions on Restricted Stock. Restricted Stock may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered for the period determined by the Administrator (the “Restricted Period”), subject to the provisions of this Section 8. In the event that a Participant shall sell, assign, convey, donate, pledge, transfer or otherwise dispose of or encumber the Restricted Stock, said Restricted Stock shall, at the Administrator’s option, and in addition to such other rights and remedies available to the Administrator (including the right to restrain or set aside such transfer), be forfeited to the Company upon written notice to the transferee thereof at any time within ninety (90) days after its discovery of such transaction.

(c)	Vesting Conditions. The Administrator shall determine the conditions under which Restricted Stock or Restricted Stock Units shall vest, including the satisfaction of performance criteria or the continuation of employment or services for the Company. The Administrator may set vesting conditions based upon the achievement of specific performance objectives, the continued employment of a Participant, or both. For purposes of qualifying Restricted Stock or Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator may set performance conditions based upon the achievement of Qualifying Performance Criteria. In such event, the Qualifying Performance Criteria shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock or Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code and the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock or Restricted Stock Units under Section 162(m) of the Code, including, without limitation, written certification by the Administrator that the performance objectives and other applicable conditions have been satisfied before the Restricted Period shall end or the Restricted Stock Units are paid.

(d)	Termination of Relationship as a Service Provider. Except as determined otherwise by the Administrator at the time of grant, if a Participant ceases to be a Service Provider for any reason, all Restricted Stock and unvested Restricted Stock Units held by such Participant shall be forfeited to the Company.

(e)	Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the number of Shares granted, issued, retainable, or vested under an Award of Restricted Stock or Restricted Stock Units on account of either financial performance or personal performance evaluations may be reduced by the Administrator on the basis of such further considerations as the Administrator shall determine.

(f)	No Rights as Stockholders for Participants Holding Restricted Stock Units. No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Restricted Stock Units granted hereunder, nor any right to exercise any of the rights or privileges of a stockholder with respect to any Restricted Stock Units or any Shares distributable with respect to any Restricted Stock Units until such Shares are so distributed.

(g)	Dividends and Distributions with Respect to Restricted Stock. Except as otherwise provided by the Administrator, a Participant who holds Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to the Restricted Stock, if any, until the Restricted Stock is forfeited or otherwise transferred back to the Company. Dividends payable by the Company to public stockholders in cash shall, with respect to any unvested shares of Restricted Stock, be paid in cash on or about the date such dividends are payable to public stockholders, subject to any applicable tax withholding requirements.

(h)	Distribution of Shares with Respect to Restricted Stock Units. Each Participant who holds Restricted Stock Units shall be entitled to receive from the Company one Share for each Restricted Stock Unit, as adjusted from time to time in the manner set forth in Section 12, below. However, the Company, as determined in the sole discretion of the Administrator at the time of grant, shall be entitled to settle its obligation to deliver Shares by instead making a payment of cash substantially equal to the Fair Market Value of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the Fair Market Value of the Shares the Company would otherwise be obligated to deliver. The Fair Market Value of a Share for this purpose will mean the Fair Market Value on the business day immediately preceding the date of the cash payment. Except as otherwise determined by the Administrator at the time of the grant, Restricted Stock Units shall vest and Shares shall be distributed to the Participant in respect thereof as of the vesting date; provided, however, if any grant of Restricted Stock Units to a Participant who is subject to U.S. federal income tax is nonqualified deferred compensation for purposes of Section 409A of the Code, cash or Shares shall only be distributed in a manner such that Section 409A of the Code will not cause the Participant to become subject to penalties and/or interest thereunder.

(i)	Dividends and Distributions with Respect to Restricted Stock Units. Except as otherwise provided by the Administrator, a Participant who holds Restricted Stock Units shall not be entitled to receive any dividends, dividend equivalents, or other distributions paid with respect to Shares.

9. SARS

Each SAR granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a)	Grants. The terms of any grant of SARs shall be confirmed by the execution of a SAR Agreement.

(b)	Grant Value. The Grant Value of each SAR granted pursuant to this Plan shall be determined by the Administrator and shall in all cases be equal to or greater than the Fair Market Value per Share on the date of grant of such SAR.

(c)	Exercise. An SAR Agreement may provide for exercise of a SAR by a Participant in such amounts and at such times as shall be specified therein. Except as otherwise permitted by the Administrator, a SAR shall be exercisable by a Participant by such Participant giving written notice of exercise to the Secretary of the Company.

(d)	Vesting. SARs shall be exercisable at such times and in such installments during the period prior to the expiration of the SAR term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise any SAR granted under this Plan subject to such performance requirements as deemed appropriate by the Administrator.

(e)	Rights on Exercise. A SAR shall entitle the Participant to receive from the Company an amount in cash substantially equal to the excess of the Fair Market Value of one share as of the business day immediately preceding the date of exercise (the “Valuation Date”) over the Grant Value for such SAR as set forth in the applicable SAR Agreement, multiplied by the number of SARs exercised.

(f)	Term of SARs. In no event shall a SAR be exercisable after the ten-year anniversary of the grant of such SAR. Every SAR that has not been exercised within ten years of its date of grant shall lapse upon the expiration of said ten-year period unless it shall have lapsed at an earlier date.

(g)	Termination of Relationship as a Service Provider. Except as determined otherwise by the Administrator at the time of grant:

(1) Any Participant who ceases to be a Service Provider due to Disability shall have one year from the date of such cessation to exercise any SAR granted hereunder; provided, however, that no SAR shall be exercisable subsequent to ten years after its date of grant, and provided further that on the date the Participant ceases to be a Service Provider, he or she then has a present right to exercise such SAR.

(2) In the event of the death of a Participant while a Service Provider, any SAR granted to such Participant shall be exercisable:

(A) For one year after the Participant’s death, but in no event later than ten years from its date of grant;

(B) only (i) by the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), (ii) if the deceased Participant dies without a surviving designated beneficiary, by the personal representative, administrator, or other representative of the estate of the deceased Participant, or (iii) by the person or persons to whom the deceased Participant’s rights under the SAR shall pass by will or the laws of descent and distribution; and

(C) only to the extent that the deceased Participant would have been entitled to exercise such SAR on the date of the Participant’s death.

(3) A Participant who holds a SAR who has designated a beneficiary for purposes of Section 9(g)(2)(B)(i), above, may change such designation at any time, by giving written notice to the Administrator, subject to such conditions and requirements as the Administrator may prescribe in accordance with applicable law.

(4) If a Participant ceases to be a Service Provider for any other reason except termination of employment for Cause, then any SAR granted to such Participant shall be exercisable for three months after such cessation; provided, however, that no SAR shall be exercisable subsequent to ten years after its date of grant, and provided further that on the date the person ceases to be a Service Provider, he or she then has a present right to exercise such SAR.

(5) If a person ceases to be a Service Provider because of a termination of employment for Cause, to the extent an SAR is not effectively exercised prior to such cessation, it shall lapse immediately upon such cessation.

(h)	Nature of SARs. No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any SARs granted hereunder, or any right to exercise any of the rights or privileges of a stockholder (including, but not limited to, voting rights or entitlement to dividends) with respect to any SARs.

10. INCENTIVE BONUSES

Each Incentive Bonus granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a)	Incentive Bonuses in General. Each Award of an Incentive Bonus will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of one year or greater.

(b)	Incentive Bonus Agreement. The terms of any grant of an Incentive Bonus shall be confirmed by the execution of an Incentive Bonus Agreement. Each Incentive Bonus Agreement shall contain provisions regarding (a) the target and maximum amount payable to the Participant as an Incentive Bonus, (b) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (c) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (f) forfeiture provisions, and (g) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator. The maximum amount payable as an Incentive Bonus may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of an Award of an Incentive Bonus granted under this Plan for any fiscal year to any Participant ~~that is intended to satisfy the requirements for “performance based compensation” under Code Section 162(m)~~ shall not exceed $2,500,000.

(c)	Performance Criteria. The Administrator shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Award of an Incentive Bonus, which criteria may be based on financial performance, personal performance evaluations, or both. ~~The Administrator may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m). Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus that is intended by the Administrator to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified at the time the Award of an Incentive Bonus is granted. The Administrator shall certify the extent to which any Qualifying Performance Criteria have been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m).~~

(d)	Timing and Form of Payment. The Administrator shall determine the timing of payment of any Incentive Bonus, provided that the timing of such payment shall satisfy an exception to Code Section 409A or, if no such exception is available, the timing of such payment shall comply with the requirements of Code Section 409A. Payment for any Incentive Bonus shall be made in cash, Shares or a combination thereof as determined by the Administrator.

(e)	Discretionary Adjustments. Notwithstanding satisfaction of any Qualifying Performance Criteria, the amount paid under an Award of an Incentive Bonus on account of either financial performance or personal performance evaluations may be reduced by the Administrator on the basis of such further considerations as the Administrator shall determine.

11. LAWS AND REGULATIONS

Each Incentive Bonus Agreement, Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, and SAR Agreement shall contain such representations, warranties and other terms and conditions as shall be necessary in the opinion of counsel to the Company to comply with all applicable federal and state securities laws. The Company shall have the right to delay the issue or delivery of any Shares under the Plan until (a) the completion of such registration or qualification of such Shares under any federal or state law, ruling or regulation as the Company shall determine to be necessary or advisable, and (b) receipt from the Participant of such documents and information as the Administrator may deem necessary or appropriate in connection with such registration or qualification.

12. ADJUSTMENT PROVISIONS

(a)	Share Adjustments. In the event of any stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares, or the like, as a result of which shares of any class are issued in respect of the outstanding Shares, or the Shares are changed into the same or a different number of the same or another class of stock, or into securities of another person, cash or other property (not including a regular cash dividend), the total number of Shares authorized to be offered in accordance with Section 5 and the other limitations contained in Section 5, the number of Shares subject to each outstanding Option, the number of Shares of Restricted Stock then held by each Participant, the number of shares to which each then outstanding SAR relates, the number of shares to which each outstanding Award of Restricted Stock Unit relates, the exercise price applicable to each outstanding Option and the Grant Value of each outstanding SAR shall be appropriately adjusted as determined by the Administrator.

(b)	Binding Effect. Any adjustment, waiver, conversion or other action taken by the Administrator under this Section 12 shall be conclusive and binding on all Participants and all other persons.

13. CORPORATE TRANSACTIONS OR CHANGES OF CONTROL

(a)	Merger, Consolidation or Reorganization. In the event of the consummation of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation or a merger, consolidation or reorganization involving the Company in which the common stock ceases to be publicly traded, the Administrator may, subject to the approval of the Board of Directors, or the board of directors of any corporation assuming the obligations of the Company hereunder, take action regarding each outstanding and unexercised Award pursuant to either clause (1) or (2) below:

(1) Appropriate provision may be made for the protection of such stock-based Award by the substitution on an equitable basis of appropriate shares of the surviving or related corporation, provided that, for Options or SARs, the excess of the aggregate Fair Market Value of the Shares subject to such Award immediately before such substitution over the exercise price or Grant Value thereof, if any, is not more than the excess of the aggregate Fair Market Value of the substituted shares made subject to such Award immediately after such substitution over the exercise price thereof, if any; or

(2) The Administrator may cancel such Award. In the event any Option or SAR is canceled, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Participant an amount of cash (less normal withholding taxes) equal to the excess of (i) the value, as determined by the Administrator, of the property (including cash) received by the holder of a Share as a result of such event over (ii) the exercise price of such Option or Grant Value of such SAR, multiplied by the number of shares subject to such Option or the number of SARs (including, in the sole discretion of the Administrator, any unvested portion). In the event any other Award is canceled, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Participant an amount of cash or stock, as determined by the Administrator, based upon the value, as determined by the Administrator, of the property (including cash) received by the holder of a Share as a result of such event (including, in the sole discretion of the Administrator, payment for any unvested portion). No payment shall be made to a Participant for any Option or SAR if the exercise price for such Option or Grant Value of such SAR exceeds the value, as determined by the Administrator, of the property (including cash) received by the holder of a share of Company Stock as a result of such event. Except as otherwise provided by the Administrator, determination of any payment under this Section 13(a)(2) for an Award that is subject to Qualifying Performance Criteria shall be based upon achievement at the target level of performance.

(b)	Effect of Change in Control upon Certain Awards. Except as otherwise determined by the Administrator, or except where a Participant’s entitlement to an Award is subject to Qualifying Performance Criteria, upon a Participant’s involuntary termination of employment without Cause or a voluntary termination of the Participant’s employment for Good Reason within twelve months following a Change in Control, all Awards will become fully vested, and for Options and SARs, immediately exercisable. In the case of an Award under which a Participant’s entitlement to the Award is subject to the achievement of Qualifying Performance Criteria, except as otherwise determined by the Administrator, upon the occurrence of a Change in Control, the Participant shall be deemed to have satisfied the Qualifying Performance Criteria at the target level of performance and such Award shall continue to vest based upon the time-based service vesting criteria, if any, to which the Award is subject. For Awards described in the preceding sentence that are assumed or maintained by the acquiring or surviving company following a Change in Control, except as otherwise determined by the Administrator, upon a Participant’s involuntary termination of employment without Cause or a voluntary termination of the Participant’s employment for Good Reason within twelve months following a Change in Control, the time-based service vesting criteria shall be deemed satisfied at the time of such termination. Other than as specifically set forth in this Section 13, following a Change in Control, Awards shall continue to be subject to any time-based vesting criteria or forfeiture provisions to which such Awards were subject prior to the Change in Control.

14. TAXES

(a)	Incentive Bonuses. The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the payment of an Incentive Bonus.

(b)	Options and SARs. The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the grant, vesting or exercise of any Option or SAR. The Company may defer making delivery with respect to Shares obtained pursuant to exercise of any Option until arrangements satisfactory to it have been made with respect to any such withholding obligations. Except as otherwise provided by the Administrator, a Participant exercising an Option may, at his or her election, satisfy his or her obligation for payment of required withholding taxes by having the Company retain a number of Shares having an aggregate value (based on the Fair Market Value per Share on the business day immediately preceding the date the Option is exercised) equal to the amount of the required withholding tax.

(c)

Restricted Stock. The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the issuance of or lapse of restrictions on Restricted Stock, and the Company may defer the delivery of any Shares or Share certificates until arrangements satisfactory to the Administrator shall have been made with respect to any such withholding obligations. Except as otherwise provided by the Administrator, a Participant may, at his or her election, satisfy his or her obligation for payment of required withholding taxes with respect to Restricted Stock by delivering to the Company a number of Shares which were Restricted Stock upon the lapse of restrictions, or Shares already owned, having an aggregate value (based on the Fair Market Value per Share on the business day immediately preceding the date the Shares are withheld) equal to the amount of the required withholding tax.

(d)	Restricted Stock Units. The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the grant or vesting of any Restricted Stock Units or the distribution of any Shares or cash payments with respect to Restricted Stock Units, and the Company may defer making delivery of Shares with respect to Restricted Stock Units until arrangements satisfactory to the Administrator have been made with respect to any such withholding obligations. Except as otherwise provided by the Administrator, a Participant who holds Restricted Stock Units may, at his or her election, satisfy his or her obligation to pay the required withholding taxes by having the Company withhold from the number of Shares distributable, if any, a number of Shares having an aggregate value (based on the Fair Market Value per Share on the business day immediately preceding the date the Shares are withheld) equal to the amount of the required withholding tax.

15. TRANSFERABILITY

Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Administrator) expressly states that the Award is transferable, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred for value in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution or pursuant to a “domestic relations order,” as defined in the Code. The Administrator may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable to a member or members of the Participant’s “immediate family,” as such term is defined in Rule 16a-1(e) under the Exchange Act, or to a trust for the benefit solely of a member or members of the Participant’s immediate family, or to a partnership or other entity whose only owners are members of the Participant’s immediate family, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant, as modified as the Administrator shall determine appropriate, and the transferee shall execute an agreement agreeing to be bound by such terms.

16. EFFECTIVENESS OF THE PLAN

~~The Plan, as approved by the Administrator and the Board of Directors, shall become effective as of the date of such approval, subject to ratification of the Plan by the vote of the stockholders.~~

The effective date of the Plan is April 24, 2014 (the “Effective Date”). The Board amended the Plan April 9, 2018, subject to the approval of stockholders of the Company at the 2018 Annual Meeting of Stockholders.

17. TERMINATION AND AMENDMENT

Unless the Plan is earlier terminated as hereinafter provided, no Award shall be granted after the ten-year anniversary of the ~~e~~Effective ~~d~~Date of the Plan, as provided in Section 16. The Board of Directors may terminate the Plan or make such modifications or amendments to the Plan as it shall deem advisable, including, but not limited to, such modifications or amendments as it shall deem advisable in order to conform to any law or regulation applicable to the Plan; provided, however, that the Board of Directors may not, without further approval of the holders of a majority of the Shares voted at any meeting of stockholders at which a quorum is present and voting, adopt any amendment to the Plan for which stockholder approval is required under tax, securities or any other applicable law or the listing standards of such exchange or inter-dealer quotation system on which the Shares are listed. Except to the extent necessary for Participants to avoid becoming subject to penalties and/or interest under Section 409A of the Code with respect to Awards that are treated as nonqualified deferred compensation thereunder, no termination, modification or amendment of the Plan may, without the consent of the Participant, adversely affect the rights of such Participant under an outstanding Award then held by the Participant.

Except as otherwise provided in this Plan, the Administrator may amend an outstanding Award or any Incentive Bonus Agreement, Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or SAR Agreement; provided, however, that the Participant’s consent to such action shall be required unless the Administrator determines that the action, taking into account any related action, (i) would not materially and adversely affect the Participant or (ii) where applicable, is required in order for the Participant to avoid becoming subject to penalties and/or interest under Section 409A of the Code. The Administrator may also modify or amend the terms of any Award granted under the Plan for the purpose of complying with, or taking advantage of, income or other tax or legal requirements or practices of foreign countries which are applicable to Participants. However, notwithstanding any other provision of the Plan, the Administrator may not reduce the exercise price of any outstanding Option or SAR, whether through amendment, cancellation and replacement grants, or any other means without stockholder approval, except as authorized under Section 12 or 13 of the Plan.

18. OTHER BENEFIT AND COMPENSATION PROGRAMS

Payments and other benefits received by a Participant under an Award granted pursuant to the Plan shall not be deemed a part of such Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or any Subsidiary unless expressly so provided by such other plan, contract or arrangement, unless required by law, or unless the Administrator expressly determines otherwise.

19. FORFEITURE OF AMOUNTS PAID UNDER THE PLAN

The Company shall have the right to require any Participant to forfeit and return to the Company any Award made to the Participant pursuant to this Plan (or amounts realized thereon) consistent with any recoupment policy maintained by the Company under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any Securities and Exchange Commission rule, as such policy is amended from time to time.

20. NO RIGHT TO EMPLOYMENT

The Plan shall not confer upon any person any right with respect to continuation of employment by the Company or a Subsidiary, nor shall it interfere in any way with the right of the Company or such Subsidiary to terminate any person’s employment at any time. The agreements or other documents evidencing Awards may contain such provisions as the Administrator may approve with reference to the effect of approved leaves of absence.

21. GOVERNING LAW

This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Administrator may provide that any dispute as to any Award shall be presented and determined in such forum as the Administrator may specify, including through binding arbitration. Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

0 SCHOOL SPECIALTY, INC. This Proxy is Solicited on Behalf of the Board of Directors Annual Meeting of Stockholders June 12, 2018 The undersigned, a stockholder of School Specialty, Inc. (the “Company”) hereby appoints Joseph M. Yorio, Ryan M. Bohr and Kevin L. Baehler as proxies, each with the power to appoint a substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all of the shares of stock of the Company held of record by the undersigned at the close of business on April 20, 2018, at the 2018 Annual Meeting of Stockholders of the Company to be held on Tuesday, THIS June PROXY, 12, 2018 WHEN at 8:30 PROPERLY a.m. and EXECUTED, at any and all WILL adjournments BE VOTED thereof. AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE AS DIRECTORS AND FOR PROPOSALS 2, 3 AND 4 LISTED ON THE REVERSE SIDE. (Continued and to be signed on the reverse side.) 1.1 14475

SCHOOL ANNUAL MEETING SPECIALTY, OF STOCKHOLDERS INC. OF June 12, 2018 PROXY VOTING INSTRUCTIONS INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. COMPANY NUMBER Vote online/phone until 11:59 PM EST the day before the meeting. MAIL—Sign, date and mail your proxy card in the envelope provided as soon as possible. ACCOUNT NUMBER IN PERSON—You may vote your shares in person by attending the Annual Meeting. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The School Specialty, Inc. Proxy Statement for the 2018 Annual Meeting of Stockholders and Annual Report on Form 10-K for the fiscal year ended December 30, 2017, are available at www.proxyvote.com. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 00003333303330001000 6 061218 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x NOTE: In their discretion, the proxy holders are authorized to vote upon such The Board of Directors recommends you vote FOR the following: other matters as may properly come before the 2018 Annual Meeting and at 1. Election of Directors Nominees any adjournment or postponement thereof. The shares represented by this FOR AGAINST ABSTAIN proxy when properly executed will be voted in the manner directed herein by Gus D. Halas the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR each of the directors named in proposal 1, and FOR proposals 2, Justin Lu 3 and 4. Proposals 1, 2, 3 and 4 are being proposed by School Specialty, Inc. Scott P. Scharfman Andrew E. Schultz The Joseph Board M. of Yorio Directors recommends you vote FOR proposals 2, 3 and 4. 2. named To approve executive an advisory officers resolution on the compensation of the Company’s FOR AGAINST ABSTAIN 3. To approve an amendment to increase the number of shares available under the 2014 Incentive Plan of School Specialty, Inc. 4. To ratify the appointment of Grant Thornton LLP as the Company’s JOHN SMITH independent auditors for the fiscal year ending December 29, 2018 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 MARKâX” HERE IF YOU PLAN TO ATTEND THE MEETING. To indicate changes change your to the the new address registered address on name(s) your in the account, address on the please account space check above. may not the Please be box submitted at note right and that via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign your proxy card exactly as your name or names appear hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title, as such. If a corporation, please sign in full corporate name by the president or other authorized officer, giving full title, as such. If a partnership, please sign in partnership name by an authorized person and state your title.